Filed Pursuant to Rule 424(b)(4)
Registration Nos. 333-216546 and 333-217913

PROSPECTUS

MODERN MEDIA ACQUISITION CORP.

$180,000,000

18,000,000 Units

Modern Media Acquisition Corp. is a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or similar business combination with one or more businesses. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target.

This is an initial public offering of our securities. Each unit has an initial public offering price of $10.00 and consists of one share of our common stock, one right and one-half of one warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of our initial business combination, as described in more detail in this prospectus. Each whole warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. We have also granted the underwriters a 45-day option from the date of this prospectus to purchase up to an additional 2,700,000 units to cover over-allotments, if any.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our common stock (our “public shares”), upon the completion of our initial business combination, as described herein, at a per-share price, payable in cash, subject to the limitations described herein. If we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), we will redeem 100% of the public shares at a per-share price, payable in cash, subject to applicable law and as further described herein.

Our sponsor, Modern Media Sponsor, LLC, has committed to purchase an aggregate of 7,050,000 warrants (each a “private placement warrant”) at a price of $1.00 per warrant, in a private placement that will close simultaneously with the closing of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private placement warrants (up to a maximum of 270,000) at a price of $1.00 per warrant, in an amount necessary to maintain the trust account at $10.10 per unit sold to the public in this offering. Each private placement warrant will be exercisable to purchase one share of our common stock at $11.50 per share, subject to adjustment as described in this prospectus.

Our sponsor and our other initial stockholders hold 5,175,000 shares of our common stock (up to 675,000 of our sponsor’s shares will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, if at all).

Currently, there is no public market for our units, common stock, rights or warrants. The units have been approved for listing on the NASDAQ Capital Market (“NASDAQ”) under the symbol “MMDMU.” The common stock, rights and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus unless Macquarie Capital (USA) Inc. informs us of its decision to allow earlier separate trading, subject to certain conditions described in this prospectus. Once the securities constituting the units begin separate trading, the common stock, rights and warrants will be listed on NASDAQ under the symbols “MMDM”, “MMDMR” and “MMDMW”, respectively.

We are an “emerging growth company” under applicable federal securities laws and, as such, will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 31 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$180,000,000
Underwriting discounts and commissions(1)	$0.55	$9,900,000
Proceeds, before expenses, to us(1)	$9.45	$170,100,000

(1)	Includes $0.35 per unit, or $6,300,000, in deferred underwriting commissions payable to the underwriters to be placed in a trust account located in the United States as described herein, and to be released to the underwriters only on the completion of our initial business combination. If the underwriters’ over-allotment option is exercised, the entire underwriting discounts and commissions of $0.55 per unit sold pursuant to the over-allotment option will be deferred and released to the underwriters only on the completion of our initial business combination, such that if the over-allotment option is exercised in full a total of $7,785,000 of underwriting discounts and commissions would be deferred. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See the section of this prospectus entitled “Underwriting (Conflicts of Interest)” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $181.8 million (or $209.07 million if the underwriters’ over-allotment option is exercised in full), or $10.10 per unit, will be deposited into a segregated trust account with Continental Stock Transfer & Trust Company, acting as trustee. Except for the withdrawal of interest to pay our taxes, our second amended and restated certificate of incorporation will provide that none of the funds held in the trust account will be released from the trust account until the earliest of: (i) the completion of our initial business combination; (ii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), subject to applicable law; or (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not completed our initial business combination within 18 months from the closing of this offering (or 21 months, as applicable). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about May 17, 2017.

Macquarie Capital

Co-Managers

EarlyBirdCapital, Inc.	Cowen and Company	I-Bankers Securities, Inc.

May 11, 2017

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“we,” “us,” “company” or “our company” mean Modern Media Acquisition Corp., a Delaware corporation;

•	“common stock” mean our founder shares and public shares, together;

•	“directors” include, unless the context requires otherwise, the director nominees named in this prospectus who will become directors of the company upon the completion of this offering;

•	“founder shares” mean shares of our common stock initially issued to an affiliate of our sponsor in a private placement and later transferred to our sponsor prior to this offering; a portion of such shares have been sold to certain of our officers and/or directors in a private placement prior to this offering (for the avoidance of doubt, all such shares of common stock will not be “public shares”);

•	“initial stockholders” mean holders of our founder shares immediately prior to this offering;

•	“Macquarie” mean Macquarie Group Limited (ASX: MQG) together with its subsidiaries and funds (or similar vehicles) managed by such subsidiaries;

•	“Macquarie Capital” mean the Macquarie Capital division of Macquarie (which includes Macquarie Capital (USA) Inc., one of the underwriters of this offering);

•	“management” or our “management team” mean our executive officers and directors;

•	“MIHI” mean MIHI LLC, a Delaware limited liability company and a subsidiary of Macquarie and a part of Macquarie Capital;

•	“private placement warrants” mean the warrants to be issued to our sponsor in a private placement that will close simultaneously with the closing of this offering;

•	“public shares” mean shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“public stockholders” mean the holders of our public shares, including our initial stockholders and management team to the extent our initial stockholders and/or members of our management team purchase public shares, provided that each initial stockholder’s and member of our management team’s status as a “public stockholder” will only exist with respect to such public shares;

•	“rights” mean the rights sold as part of the units in this offering, which entitle the holder to receive one-tenth (1/10) of one share of common stock upon the consummation of our initial business combination, subject to the conditions described in this prospectus.

•	“sponsor” mean Modern Media Sponsor, LLC, a Delaware limited liability company, of which MIHI and Modern Media, LLC, an entity that is wholly owned by Lewis W. Dickey, Jr., our President, Chief Executive Officer and Chairman, are each 50% owners; and

•	“working capital loan warrants” mean the warrants to be issued upon conversion of working capital loans, if any.

The chart on page 10 shows the affiliation between the Company, Macquarie, Macquarie Capital, MIHI and the sponsor, among others, immediately after the completion of this offering. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters do not exercise their over-allotment option.

General

We are a Delaware corporation formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential initial business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential initial business combination target.

We will seek to capitalize on the significant experience and contacts of our management team and our partnership with Macquarie Capital to complete our initial business combination. We believe our management team’s distinctive background and record of acquisition and operational success could have a transformative impact on verified target businesses. Although we may pursue our initial business combination in any business, industry or geographic location, we currently intend to focus on opportunities to capitalize on the ability of our management team, particularly our executive officers, to identify, acquire and operate a business in the media, entertainment or marketing services industries. We intend to evaluate both private and public companies as potential initial business combination targets, focusing on opportunities that we believe would provide appropriate risk adjusted returns to stockholders. Following our initial business combination, our objective will be to implement or support the acquired company’s operating strategies in order to generate additional value for stockholders. General goals may include additional acquisitions and operational improvements.

Organizations in a number of industries are undergoing rapid transformation resulting from what we believe will be the eventual convergence of traditional media and digital media into a singular media ecosystem (the “new modern media ecosystem”). This new modern media ecosystem is expected to feature personalized and individually addressable content and advertising distributed over Internet Protocol (“IP”) across multiple platforms and screens with multiple revenue streams, including advertising, subscription and commerce. This transformation is being driven by changes in consumer behavior and technological developments that are impacting media consumption, distribution and monetization. We believe nearly every sector of the media, entertainment and marketing services industries will continue to face significant disruption to their legacy business models as they adapt to these technological shifts. We also believe that the accelerating shift to a new modern media ecosystem has created a significant opportunity for a new breed of media companies to provide innovative products and services, and provides opportunities for strategic combinations to accelerate growth and create competitive advantages. Although a number of new companies promising some of these products or services have been formed, we believe many lack the experience or strategic acumen necessary to scale and successfully operate, and navigate in the new competitive environment. We believe our management team’s distinctive background and vast network of industry leaders will be able to provide us with a differentiated opportunity to source a target, validate a potential target’s offerings, consummate a business combination with the target and help grow a large enterprise through organic growth and accretive, follow-on acquisitions.

We believe that our management team is well positioned to identify attractive businesses within the media, entertainment and marketing services industries that would benefit from access to the public markets and the skills of our management team. Our objective is to consummate our initial business combination with such a business and enhance stockholder value by improving its operational performance. We believe we can achieve this objective by utilizing our management team’s extensive experience in both consummating media industry transactions and operating media companies in combination with our management team’s network of contacts in the Telecom, Media & Technology (“TMT”) sector. We believe many companies in the media industry could benefit from access to the public markets but have been unable to do so due to a number of factors, including the time it takes to conduct a traditional initial public offering, market volatility and pricing uncertainty. We intend to focus on evaluating more established companies with leading competitive positions, strong management teams and strong long-term potential for revenue growth and margin expansion.

Our President and Chief Executive Officer (“CEO”) and Chairman, Lewis W. Dickey, Jr., is the former Chairman, President and CEO of Cumulus Media Inc. (“Cumulus”). Cumulus is the country’s second largest radio company, owning and operating 460 stations in 90 markets and the WestwoodOne radio network. Mr. Dickey co-founded Cumulus in 1997, and in 2000 became its Chairman and CEO. During his 19 years at

Cumulus, Mr. Dickey built the company through over 150 separate transactions, growing the company from a startup to more than $1.2 billion in annual revenue and 6,500 employees.

Mr. Dickey is also co-founder and chairman of DM Luxury, LLC (“DM”) which acquired Modern Luxury Media (“Modern Luxury”), a publisher of luxury lifestyle magazines, in 2010, out of receivership, for $25 million, approximately three years after it was sold for $250 million. At the time of DM’s purchase, Modern Luxury had annual losses of approximately $5 million and cash revenue of approximately $41 million. Over the last six years, DM has increased its cash revenue, becoming profitable, and we believe it is now the country’s largest regional magazine company with 67 magazines in 19 luxury markets, and it continues to expand as a premier local brand activation platform for the luxury market. Mr. Dickey’s partner in DM is an affiliate of Macquarie, which, as described below, is an affiliate of our sponsor.

In 1993, Mr. Dickey and his family bought two radio stations in Atlanta out of bankruptcy for $6.8 million. Mr. Dickey changed the programming formats of the stations, completely re-staffed them and effected a dramatic turnaround. In 2000, the Dickey family sold one of the two stations to Cox Communications for $285 million—which remains one of the highest prices ever paid for a single radio station. The family still owns and operates the remaining station under the brand name 680 The Fan, which is one of the country’s most popular pure sports talk radio stations.

Mr. Dickey is also the author of two books on media: The New Modern Media was released in the fall of 2016 and serves as an investment thesis for the rapidly evolving modern media ecosystem, and a strategic roadmap for the future of the media and advertising business; Mr. Dickey’s first book, which he wrote prior to starting Cumulus, is The Franchise—Building Radio Brands, which has been recognized as a definitive text on radio competition and strategy.

Mr. Dickey holds a bachelor’s and master’s degree from Stanford University and an M.B.A. from Harvard Business School.

Over the course of their careers, Mr. Dickey and the other members of our management team have developed a broad network of contacts and relationships that have provided our management team with leads and referrals that have resulted in numerous acquisitions. We believe this history, and the contacts and relationships derived therefrom, will serve as a useful source for identifying potential future investment opportunities, including our initial business combination and otherwise. We believe our management team is well positioned to create value for our stockholders, and that our contacts and relationships, ranging from owners of private and public companies, private equity funds, investment bankers, attorneys, accountants and business brokers will allow us to generate attractive acquisition opportunities.

In addition to the strength of our management team, we believe our partnership with Macquarie Capital, described below, further enhances our capabilities to source, execute and scrutinize potential acquisition targets. We believe potential target companies will view the track record of Macquarie Capital with respect to deal sourcing, financing and execution capabilities, as a further positive attribute contributing to our ability to structure and complete a successful initial business combination.

Our sponsor is 50% owned by MIHI, a wholly owned subsidiary of Macquarie and a part of Macquarie Capital. Macquarie is a global provider of financial, advisory, investment and funds management services. Macquarie’s main business focus is generating returns to investors and stockholders by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world. Founded in 1969, Macquarie operates in 59 office locations in 27 countries, employs approximately 13,650 people and has assets under management of over $380 billion (as of December 31, 2016).

Macquarie Capital comprises Macquarie’s advisory, capital raising and principal investing capabilities. The firm provides varied services to corporate, financial sponsor and government clients involved in mergers and acquisitions, debt and equity fund raising, corporate restructuring, project finance and public private partnerships. In the U.S., Macquarie Capital has specialist sector expertise and a comprehensive advisory and capital markets platform.

Macquarie Capital has a global TMT practice with over 50 dedicated professionals and a presence in the Americas, Europe and Asia Pacific. Macquarie’s TMT team has extensive history and credentials in the media and telecommunications sectors, making it a trusted advisor to media and telecommunications companies and investors. Specifically, since 2011, the U.S. TMT team has participated in over 115 transactions with a cumulative value of more than $37 billion.

MIHI has served as co-sponsor of two previous blank check companies that completed successful business combinations. MIHI served as co-sponsor of Terrapin 3 Acquisition Corporation (“Terrapin 3”). Terrapin 3 raised gross proceeds of $213 million in its initial public offering in July 2014. In December 2016, Terrapin 3 completed a business combination with Yatra Online, Inc. (“Yatra”), a leading Indian online travel agency and travel search engine. Yatra trades on NASDAQ under the symbol “YTRA.”

MIHI also served as co-sponsor of Hydra Industries Acquisition Corp. Hydra Industries Acquisition Corp. raised gross proceeds of $80 million in its initial public offering in October 2014. In December 2016, Hydra Industries Acquisition Corp. completed an acquisition of Inspired Gaming Group (“Inspired”), a global games technology company supplying Virtual Sports, Mobile Gaming and server-based gaming systems with associated terminals and digital content to regulated betting and gaming operators around the world. Inspired trades on NASDAQ under the symbol “INSE.”

The past performance of the members of our management team, Macquarie or any of its affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of our management, Macquarie or any of its affiliates’ performance as indicative of our future performance. Only one of our directors at the closing of this offering will have had any past experience with any blank check companies or special purpose acquisition companies.

Business Strategy

Our business strategy is to identify and complete our initial business combination with a company that complements the experience of our management team and can benefit from our management team’s operational expertise. Our selection process is expected to leverage our management team’s broad and deep relationship network, unique media industry expertise including proven deal-sourcing and structuring capabilities, to provide us with a multitude of business combination opportunities. Our management team has experience:

•	operating companies, setting and changing strategies, and identifying, mentoring and recruiting world-class talent;

•	developing and growing companies, both organically and inorganically, and expanding the product ranges and geographic footprints of a number of businesses;

•	sourcing, structuring, acquiring and selling businesses and achieving synergies to create stockholder value;

•	partnering with industry-leading companies to increase sales and improve the competitive position of those companies;

•	addressing business and technological changes in an evolving global media landscape;

•	evaluating the viability of emerging business models in digital media, advertising technology and brand activation;

•	fostering relationships with sellers, capital providers and target management teams; and

•	accessing the capital markets across various business cycles, including financing businesses and assisting companies with the transition to public ownership.

Following the completion of this offering, we intend to begin the process of communicating with our management team’s and Macquarie Capital’s network of relationships to articulate the parameters for our search for a potential target initial business combination and begin the process of pursuing and reviewing potential opportunities.

Business Combination Criteria

Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses and, in evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information that will be made available to us. We intend to use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria or guidelines.

•	Focus on media, entertainment and marketing services companies positioned to compete in the new modern media ecosystem. We believe nearly every sector of the media, entertainment and marketing services industries will continue to face significant disruption to their legacy business models as they adapt to technological shifts. We will seek a target that we believe will be positioned to compete in this new paradigm, whether the company is a traditional media company undergoing changes or a company deploying new technologies in the entertainment space, especially as digital and traditional media ecosystems continue to converge. We believe our strategy leverages our management team’s distinctive background and vast network of industry leaders in the target sectors as well as Macquarie Capital’s relationships and expertise in the broader TMT space.

•	Emphasis on companies that can benefit from a public listing and greater access to capital. We will seek a target that we believe will benefit from being publicly traded and will be able to effectively utilize the broader access to capital and the public profile that are associated with being a publicly traded company. In addition, we believe the accelerating shift to the new modern media ecosystem has created a significant opportunity for a new breed of media companies to provide innovative products and services. As such, we believe many companies in the new modern media ecosystem can benefit from increased access to capital.

•	Businesses with a catalyst for significantly improved financial performance. We will target companies where we believe that our industry expertise and relationships can be used to create opportunities for value creation, whether for acquisitions, capital investments in organic growth opportunities or in generating greater operating efficiencies. We will seek to identify such opportunities for value creation in evaluating potential business combinations.

•

Market-leading participant with experienced and motivated management teams that may benefit from enhanced leadership and governance. We will seek a target that has an established business and market position. While we will focus on technology-enabled businesses, we will not seek a target that is pre-revenue or in early stages of development with unproven technologies. Additionally, we will seek a target with an established management team. To the extent we believe it will enhance stockholder value, we would seek to selectively supplement the existing leadership of the business with proven leaders from our network, whether at the senior management level or at the board level.

•	Middle-market businesses. We will seek a target with an aggregate enterprise value of approximately $500 million to $1.5 billion, determined according to reasonably accepted valuation standards and methodologies. We believe targeting companies in the middle market will provide the greatest number of opportunities for investment and will maximize the collective network of our management team and Macquarie Capital.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the U.S. Securities and Exchange Commission (the “SEC”).

Initial Business Combination

NASDAQ rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority (“FINRA”) or a valuation or appraisal firm with respect to the satisfaction of such criteria. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

We anticipate structuring our initial business combination so that the post transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets and liabilities of the target business or businesses. We may, however, structure our initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets and liabilities of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for the post transaction company not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post transaction company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of NASDAQ’s 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions.

We will not be prohibited from pursuing our initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to us from a financial point of view.

Members of our management team, our sponsor and their affiliates will directly or indirectly own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a potential business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will be required to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under law, and only present the opportunity to us if such other entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our second amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any of our officers and directors unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Macquarie and its affiliates engage in a broad spectrum of activities including principal investing, specialized investment vehicle management, asset management, financial advisory, securities underwriting, sales and trading, investment research, lending and other activities. In the ordinary course of business, they engage in activities where their interests or the interests of their clients may conflict with our interests. Accordingly, there may be situations in which Macquarie or an affiliate has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship with Macquarie.

Macquarie, its affiliates and their clients make investments in a variety of different businesses and may directly compete with us for acquisition opportunities provided or created by Macquarie or its affiliates that meet our initial business combination objectives. Neither Macquarie nor any of its affiliates has an obligation to offer potential acquisition opportunities to us and may allocate them at its discretion to us or other parties. We will not have any priority in respect of acquisition opportunities provided or created by Macquarie or its affiliates. You should assume that Macquarie and its affiliates and clients will have priority over us in terms of access to acquisition opportunities and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship with Macquarie.

Clients of Macquarie and its affiliates may also compete with us for investment opportunities meeting our initial business combination objectives. If Macquarie or any of its affiliates is engaged to act for any such clients, we may be precluded from pursuing opportunities that would conflict with Macquarie’s or its affiliates’ obligations to such client. In addition, investment ideas generated within Macquarie or its affiliates may be suitable for our company or a client of Macquarie or its affiliates, and may be directed to any of such persons or entities rather than to us. Macquarie or its affiliates may also be engaged to advise the seller of a company, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, the interests of Macquarie or its affiliates, or their obligations to the seller, may diverge from our interests.

Our sponsor, officers and directors have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 18 months after the closing date of this offering (or 21 months, as applicable). Neither Macquarie nor any of its affiliates (other than our sponsor) has entered into such an agreement, and, accordingly, are not precluded from participating in any other blank check company or from underwriting an offering by any other blank check company.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Corporate Reorganization

On June 9, 2014 and prior to our conversion from a Delaware limited liability company to a Delaware corporation on January 3, 2017 (our “Conversion”), MIHI, an affiliate of our sponsor, purchased 100 of our common units for an aggregate purchase price of $25,000. Prior to this initial investment, we had no assets, tangible or intangible. In conjunction with, and effective upon, the Conversion: (i) our name was changed from M Acquisition Company I LLC to Modern Media Acquisition Corp.; (ii) our 100 common units were converted into 100 shares of common stock, par value $0.01 per share; and (iii) our 100 shares of common stock were contributed by MIHI to our sponsor. On February 15, 2017, we completed a 71,875 to one split of our common stock (the “Stock Split” and, together with the Conversion, the “Corporate Reorganization”).

Corporate Information

Our executive offices are located at 1180 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30309 and our telephone number is (404) 443-1182.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Post Offering Ownership: Relationship Between the Company, Macquarie, Macquarie Capital, MIHI,

Modern Media, LLC, and our Sponsor

The following chart illustrates, immediately after the closing of this offering, the affiliation and ownership between the Company, Macquarie, Macquarie Capital, MIHI, Modern Media, LLC and the Company’s Sponsor.

The Offering

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 29 of this prospectus.

Securities offered	18,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock;

•	one right to receive one-tenth (1/10) of one share of common stock upon the consummation of our initial business combination, subject to the conditions described in this prospectus; and

•	one-half of one warrant to purchase one share of common stock.

NASDAQ symbols	Units: “MMDMU”

Common stock: “MMDM”

Rights: “MMDMR”

Warrants: “MMDMW”

Trading commencement and separation of common stock, rights and warrants	The units are expected to begin trading on or promptly after the date of this prospectus. The common stock, rights and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Macquarie Capital (USA) Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, rights and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will be eligible to trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

Separate trading of the common stock, rights and warrants will be prohibited until we have filed a Current Report on Form 8-K

In no event will the common stock, rights and warrants trade separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Un	its:

Number outstanding before this offering	0

Number outstanding after this offering	18,000,000(1)

Common stock:

Number of shares outstanding immediately before this offering	5,175,000(2)

Number of shares outstanding after this offering	22,500,000(3)

Rights:

Number of rights outstanding before this offering	0

Number of rights outstanding after this offering	18,000,000(1)

Warrants:

Number of private placement warrants	7,050,000(1)

Number of warrants to be outstanding after this offering and the private placement	16,050,000(1)

Exercisability	Each whole warrant offered in this offering will be exercisable to purchase one share of common stock. Only whole warrants will be exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will be eligible to trade.

We structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one share of common stock, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole

(1)	Assumes no exercise of the underwriters’ over-allotment option.
(2)	Consists solely of founder shares and includes up to 675,000 of our sponsor’s founder shares that will be surrendered to us for no consideration depending on the extent to which the underwriters’ over-allotment option is exercised, if at all.
(3)	Consists of 18,000,000 public shares and 4,500,000 founder shares (assumes no exercise of the underwriters’ over-allotment option and that 675,000 of our sponsor’s founder shares are surrendered to us for no consideration).

share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

Exercise price	$11.50 per whole share, subject to adjustments as described herein.

Exercise period	The warrants will become exercisable on the later of:

•	30 days after the completion of our initial business combination; and

•	12 months from the closing date of this offering;

provided in each case that we have declared effective a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC and have declared effective a registration statement covering the shares of common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon our redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•	if, and only if, the last reported closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.

None of the private placement warrants will be redeemable by us so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees.

Rights	Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination (without paying any additional consideration). In the event we will not be the surviving entity upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share of common stock underlying each right (without paying any additional consideration). If we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period) and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any such funds in exchange for their rights and the rights will expire worthless. We will not issue fractional shares upon exchange of the rights. If, upon exchange of the rights, a holder would be entitled to receive a fractional interest in a share, we will, upon exchange, either round up to the nearest whole number the number of shares to be issued to the right holder or otherwise comply with Section 155 of the Delaware General Corporation Law, as further described herein. We will make the determination of how we treat fractional shares at the time of our initial business combination and will include such determination in the materials we send to stockholders for their consideration of such initial business combination.

Founder shares

In June 2014, we were formed by MIHI, at which point MIHI paid an aggregate purchase price of $25,000, or approximately $250.00 per share, for its ownership interest in us. Prior to this initial investment, we had no assets, tangible or intangible. In January 2017, MIHI transferred its ownership interest in us to our sponsor for no consideration. The per share price of the founder shares was determined by dividing the amount initially contributed to the company by the number of founder shares issued. Effective on February 15, 2017, we completed the Stock Split and, as a result, our sponsor held 7,187,500 shares of our common stock. Our sponsor subsequently sold certain of such shares to certain of our officers and/or directors and separately surrendered 2,875,000 of its shares to us for no consideration. On May 11, 2017, we declared and paid to our stockholders a stock dividend of approximately 0.20475 shares for each share then held. As a result thereof, the total number of founder shares outstanding increased from 4,312,500 to 5,175,000 and the number of founder shares held by our sponsor increased from 4,212,500 to 5,075,000. All other stockholders surrendered to us for no consideration the shares received by them pursuant to the stock dividend. Up to 675,000 of our sponsor’s founder shares will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, if at all. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 20,700,000 units if the underwriters’ over-allotment option is exercised in full, and therefore such founder shares would represent 20% of the issued and outstanding shares of common stock after this offering. Because of their ownership block, our initial stockholders may be able to effectively influence the outcome of all other matters requiring approval of our stockholders, including, amendments to our second amended and restated certificate of incorporation and approval of significant corporate transactions.

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:

•	the founder shares are subject to certain transfer restrictions, as described in more detail below and

•

our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with a stockholder vote to approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we fail to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period) and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote all of their founder shares and any public shares they hold that are purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need only 6,750,001, or approximately 37.5%, of the 18,000,000 public shares being offered and sold in this offering to be voted in favor of such a transaction (assuming all outstanding shares of our common stock are voted and the over-allotment option is not exercised) in order to have such initial business combination approved. Our other directors and officers have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering.

Transfer restrictions on founder shares	Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of: (i) one year after the completion of our initial business combination and (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Notwithstanding the foregoing, if the last reported closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Voting rights	With respect to any matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, holders of our founder shares and holders of our public shares will vote together, with each share entitling the holder to one vote.

Private placement warrants

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 7,050,000 private placement warrants, each exercisable to purchase one share of common stock at $11.50 per share, at a price of $1.00 per warrant, or $7,050,000 in the aggregate, in a private placement that will close simultaneously with the closing of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private placement warrants (up to a maximum of 270,000) at a price of $1.00 per warrant, in an amount necessary to maintain the trust account at $10.10 per unit sold to the public in this offering. These additional private placement warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. If we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable), the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees (except as described below under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Transfer restrictions on private placement warrants	The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants.”

Proceeds to be held in trust account	Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $181.8 million (or $209.07 million if the underwriters’ over-allotment option is exercised in full), or $10.10 per unit, will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and $1.65 million will be used to pay expenses in connection with this offering and for working capital following this offering. The proceeds to be placed in the trust account include $6,300,000 (or $7,785,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

Except for the withdrawal of interest to pay our taxes, our second amended and restated certificate of incorporation, as discussed below and subject to the requirements of law and regulation, will provide that none of the funds held in the trust account will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not completed our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except for the withdrawal of interest to pay our taxes and up to $50,000 to pay dissolution expenses. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $900,000 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

•	the net proceeds of this offering not held in the trust account, which are expected to be approximately $1,000,000 in working capital after the payment of approximately $650,000 in expenses relating to this offering;

•	a loan of up to an aggregate of $500,000 from our sponsor to finance transaction costs in connection with an intended initial business combination, including to fund expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business combination; and

•	any additional loans or investments from our sponsor or an affiliate of our sponsor or certain of our officers or directors, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination	NASDAQ rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-

transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of NASDAQ’s 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the transactions together as our initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Permitted purchases of public shares, rights and public warrants by our affiliates	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, other initial stockholders, directors, executive officers, advisors or any of their affiliates may purchase public shares, rights or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares, rights or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted purchases of our securities” for a description of how our sponsor, other initial stockholders, directors, executive officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of public shares could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants held by public stockholders or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights of public stockholders upon completion of our initial business combination	We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to the rights of warrants. Our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. The other members of our management team have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering.

Limitations on redemptions

Our second amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, any proposed agreement relating to our initial business combination may require (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we would not be able to complete the business combination or redeem any such shares, and all shares of common stock submitted for redemption would be returned to the holders thereof.

Manner of conducting redemptions	We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our second amended and restated certificate of incorporation would typically require stockholder approval. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.

If we hold a stockholder vote to approve our initial business combination, we will:

•	conduct redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

If we seek stockholder approval of our initial business combination, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote all of their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need only 6,750,001, or approximately 37.5%, of the 18,000,000 public shares being offered and sold in this offering to be voted in favor of such a transaction (assuming all outstanding shares of our common stock are voted and the over-

allotment option is not exercised) in order to have such initial business combination approved. Our other officers and directors have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against a proposed initial business combination or vote at all.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our second amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct a redemption pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase shares of our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on redemption rights of stockholders holding 20% or more of the shares sold in this offering if we hold a stockholder vote

Notwithstanding the foregoing redemption rights, our second amended and restated certificate of incorporation will provide that if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the shares sold in this offering. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 20% of the shares to be sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares were not purchased by us, our sponsor or our management team at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 20% of the shares to be sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with our initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 20% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our sponsor, executive officers and directors have agreed that we will have 18 months from the closing date of this offering to complete our initial business combination (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period). If we are unable to complete our initial business combination within such 18 month period (or 21 month period, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and less up to $50,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights or warrants, which will expire worthless if we fail to complete our initial business combination within the 18-month time period (or 21-month period, as applicable).

Our initial stockholders have entered into a letter agreement with us pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period). However, if our initial stockholders or other members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18-month period (or 21-month period, as applicable).

The underwriters have agreed to waive their rights to their deferred underwriting commission to be held in the trust account in the event we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable) and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our shares of common stock.

Our initial stockholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable), unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then-outstanding public shares, subject to the limitations described above under “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking stockholder approval of such proposal, and in connection therewith, provide our public stockholders with the redemption rights described above upon stockholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our initial stockholders, any executive officer, director or director nominee, or any other person.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made by the company to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•	repayment of up to an aggregate of $650,000 in unsecured loans made to us by our sponsor to cover offering-related and organizational expenses;

•	repayment of up to an aggregate of $500,000 in loans our sponsor has committed to make to us to finance expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business combination;

•	reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing our initial business combination;

•	repayment of any loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans; and

•	underwriting discounts, commissions and other fees and expenses payable to the underwriters of this offering, including Macquarie Capital (USA) Inc., an affiliate of our sponsor.

We have granted Macquarie Capital (USA) Inc., an affiliate of our sponsor (and an underwriter of this offering), a right of first refusal for a period of 36 months from the closing date of this offering to provide to us certain financial advisory, underwriting, capital raising, and other services for which it may receive fees.

Audit Committee	We will establish and maintain an audit committee, which will be composed entirely of directors meeting the audit committee independence requirements for listing our securities on NASDAQ. Among its responsibilities, the audit committee will review on a quarterly basis all payments that are made to our sponsor, officers or directors, or our or their affiliates, and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Indemnity	Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (i) $10.10 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not asked our sponsor to reserve for its indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Conflicts of interest	MIHI, which owns 50% of our sponsor (and thus may be deemed to beneficially own more than 10% of our outstanding common stock),

is an affiliate of Macquarie Capital (USA) Inc., an underwriter in this offering. As a result, Macquarie Capital (USA) Inc. is deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“Rule 5121”).

Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121. Rule 5121 requires that a “qualified independent underwriter,” as defined in Rule 5121, participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. I-Bankers Securities, Inc. has agreed to act as a “qualified independent underwriter” for this offering. I-Bankers Securities, Inc. will not receive any additional compensation for acting as a qualified independent underwriter. We have agreed to indemnify I-Bankers Securities, Inc. against certain liabilities incurred in connection with acting as a “qualified independent underwriter,” including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

RISKS

We are a Delaware corporation that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section of this prospectus entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

SUMMARY FINANCIAL DATA

The following table summarizes our relevant historical financial data and should be read with our historical financial statements which are included elsewhere in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

Balance Sheet Data:	As of March 31, 2016	As of December 31, 2016 (unaudited)
Working capital	$22,275	$21,336
Total assets	$23,275	$22,336
Total liabilities	$1,000	$1,000
Member’s equity	$22,275	$21,336

If we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), the proceeds then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and less up to $50,000 to pay dissolution expenses) will be used to fund the redemption of our public shares. Our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within such 18 month time period (or 21 month period, as applicable).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision whether to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Despite our management team’s experience in the media, entertainment and marketing services industries, there are no assurances that we will be successful in completing our initial business combination with a target business in any of these industries.

Despite the operational and acquisition experience of our management team, only one of our directors at the closing of this offering will have had direct experience with special purpose acquisition companies. Any past performance or acquisition experience of our management team, Macquarie or any of its affiliates is not a guarantee either: (i) that we will be able to locate a suitable candidate for our initial business combination; or (ii) of any results with respect to any business combination we may complete. You should not rely on the historical record of the performance of our management team, Macquarie or any of its affiliates’ performance as indicative of our future performance.

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable law or stock exchange listing requirement or if we decide to hold a stockholder vote for business or other legal reasons. For instance, NASDAQ rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would be required to seek stockholder approval of such business combination. However, except for as required by law, the decision as to whether we will seek stockholder approval of a proposed initial business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of the outstanding shares of our common stock do not approve of the business combination we complete. Please see the section of this prospectus entitled “Proposed Business—Stockholders may not have the ability to approve our initial business combination” for additional information.

If we seek stockholder approval of our initial business combination, our initial stockholders, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the initial stockholders agree to vote all of their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with our initial business combination, our initial stockholders have agreed to vote all of their founder shares, as well as any public shares purchased during or after this offering, in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need only 6,750,001, or approximately 37.5%, of the 18,000,000 public shares being offered and sold in this offering to be voted in favor of such a transaction (assuming all outstanding shares of our common stock are voted and the over-allotment option is not exercised) in order to have such initial business combination approved. Our other directors and officers have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. Our initial stockholders will own at least 20% of our outstanding shares of common stock immediately following the completion of this offering. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

Your only opportunity to affect the investment decision regarding a potential initial business combination will be the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since we may complete our initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on our initial business combination, unless we seek such stockholder approval. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) to be set forth in the tender offer documents we will furnish to our public stockholders in which we will describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights and, therefore, will need to structure the transaction based on our expectations as to the number of shares of common stock that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements or arrange for third-party financing. In addition, if a greater number of shares of common stock are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels, or may not be possible at all. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with a business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that a potential initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your common stock.

If a potential initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful would be increased. If our initial business combination is not completed, you will not receive your pro rata portion of the amount in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your common stock in the open market; however, at such time our common stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your common stock in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up, and we would redeem our public shares and liquidate.

Our sponsor, executive officers and directors have agreed that we must complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable). We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and less up to $50,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our sponsor is a newly formed alliance between MIHI and Modern Media, LLC, an entity that is wholly owned by Mr. Dickey, and you have no basis upon which to evaluate our ability to achieve our business objectives.

Our sponsor is a newly formed alliance between MIHI and Modern Media, LLC, an entity that is wholly owned by Mr. Dickey, who have not previously cooperated with one another on a blank check company and this may be considered a first-time alliance in a sponsor. As a result, you have no basis upon which to evaluate their ability to work together. There may be increased risk if unanticipated disagreements within the sponsor develop. In that case, we may be unable to complete our initial business combination for reasons, including, but not limited to, an inability to agree on: an appropriate target, terms suitable to the target’s controlling investors, the composition of the management team, or appropriate financing strategies to accomplish the initial business combination.

If we seek stockholder approval of our initial business combination, our sponsor, other initial stockholders, directors, officers, advisors or any of their affiliates may elect to purchase public shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, other initial stockholders, directors, officers, advisors or any of their affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or any of their affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business—Tendering share certificates in connection with a tender offer or redemption rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination; (ii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), subject to applicable law and as further described herein; and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not completed our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable). In addition, if our plan to redeem our public shares if we are unable to complete our initial business combination within the allotted time period is not completed for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond the allotted time period before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, rights or warrants, potentially at a loss.

Once listed, NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We have been approved to list our units on NASDAQ on or promptly after the date of this prospectus and to list our common stock, rights and our public warrants on NASDAQ promptly after their date of separation. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in NASDAQ listing standards, we cannot assure you that our securities will be, or will continue to be, listed on NASDAQ in the future or prior to our initial business combination. In order to continue listing our securities on NASDAQ prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 round-lot holders).

Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with NASDAQ’s initial listing requirements, which are more rigorous than NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our securities on NASDAQ. For instance, our stock price would generally be required to be at least $4.00 per share and our stockholders’ equity would generally be required to be at least $5,000,000. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, you could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our public shares are “penny stock” which will require brokers trading in our public shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities; and

•	a limited amount of news and analyst coverage, any of which could inhibit your ability to sell your public shares at an acceptable price or on a timely basis. In addition, we could face a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock, rights and public warrants will be listed on NASDAQ, our units, common stock, rights and public warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if our securities were no longer listed on NASDAQ, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, we would be prohibited from releasing any interest earned on the funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of our initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 20% of our common stock, you will lose the ability to redeem all such shares in excess of 20% of our common stock.

Our second amended and restated certificate of incorporation will provide that if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. A stockholder’s inability to redeem its Excess Shares will reduce its influence over our ability to complete our initial business combination and such stockholder could suffer a material loss on its investment in us if it sells its Excess Shares in open market transactions. Additionally, such stockholder will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, such stockholder will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, would be required to sell its shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only $10.10 per share, or possibly less than $10.10 per share, on our redemption, and our rights and warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. In particular, although our management team has substantial experience in the media, entertainment and marketing services industries, such industries are highly competitive, and we may be unable to complete a business combination with a target in any such industries. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources.

This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of common stock redeemed, the resources available to us for our initial business combination will be reduced. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only $10.10 per share, or possibly less than $10.10 per share, on the liquidation of our trust account and our rights and warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors below.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 18 months following the closing date of this offering (or 21 months, as applicable), we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 18 months following the closing date of this offering (or 21 months, as applicable), assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and

Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 18 months (or 21 months, as applicable); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only $10.10 per share, or possibly less than $10.10 per share, on the liquidation of our trust account and our rights and warrants will expire worthless.

If the funds not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $1,000,000 is expected to be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $650,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account for working capital would decrease by a corresponding amount. If we are required to seek additional capital, we may need to sell dilutive equity securities, or would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Other than as set forth herein, none of our sponsor, members of our management team or any of their affiliates is under any obligation to loan funds to us. Any such loans would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive $10.10 per share, or possibly less than $10.10 per share, on our redemption of our public shares and our rights and warrants will expire worthless.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate effect on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.10 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our executive officers will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if our executive officers believe that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our executive officers to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where our executive officers are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.10 per share initially held in the trust account, due to claims of such creditors. Our sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (i) $10.10 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not asked our sponsor to reserve for its indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of: (i) $10.10 per public share; or (ii) other than due to the failure to obtain such waiver such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by public stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law (the “DGCL”), stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period) may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 18th month from the closing date of this offering (or 21st month, as applicable) in the event we do not complete our business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL will require us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable) is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our public stockholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by our stockholders in connection with our liquidation would be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only $10.10 per share, or possibly less than $10.10 per share, on the liquidation of our trust account and our rights and warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We may not hold an annual meeting of stockholders until after the completion of our initial business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We may not hold an annual meeting of stockholders until after we complete a business combination (unless required by NASDAQ), and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our completion of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We are not registering the shares of common stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are not registering the shares of common stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we will agree, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, to use our best efforts to file a registration statement under the Securities Act covering the issuance of such shares and maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act by the 60th day after the closing of our initial business combination, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

The grant of registration rights to our initial stockholders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the closing of this offering, our initial stockholders and their permitted transferees will be able to demand that we register the resale of their founder shares following the completion of our initial business combination. In addition, our sponsor and its permitted transferees will be able to demand that we register the resale of the private placement warrants and the shares of common stock issuable upon exercise of the private placement warrants, and holders of the working capital loan warrants may demand that we register the resale of such warrants or the shares of common stock issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant amount of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the common stock owned by our initial stockholders and private placement warrants owned by our sponsor or holders of our working capital loans or their respective permitted transferees are registered for resale.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete our initial business combination with an operating company in any industry or sector, but we will not, under our second amended and restated certificate of incorporation, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our management team will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

We may seek acquisition opportunities with companies that may be outside of our management team’s area of expertise.

We will consider an initial business combination outside of our management team’s area of expertise if such business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the area of our management team’s expertise, our management team’s expertise may not be directly applicable to such acquisition’s evaluation or operation, and the information contained in this prospectus regarding the area of our management team’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management team may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their common stock. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our management team of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only $10.10 per share, or possibly less than $10.10 per share, on the liquidation of our trust account and our rights and warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our management team will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We may not be required to obtain an opinion from an independent investment banking firm or from an independent accounting firm in connection with our initial business combination, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we will not be required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view.

In addition, if our board of directors is not able to determine the fair market value of the target business or businesses, in connection with NASDAQ rules that require that our initial business combination be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm with respect to the satisfaction of such criteria. Our stockholders will not be provided with a copy of such opinion nor will they be able to rely on such opinion.

Other than the two circumstances described above, we will not be required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional shares of common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our second amended and restated certificate of incorporation will authorize the issuance of 100,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of undesignated preferred stock. Immediately after this offering, there will be 59,650,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance, which amount takes into account shares reserved for issuance upon conversion of the rights and exercise of outstanding warrants. Immediately after this offering, there will be no preferred stock issued or outstanding.

We may issue a substantial number of additional shares of common stock, and may issue shares of preferred stock, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. However, our second amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional shares of common stock or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, common stock and/or rights and warrants.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on stockholders.

We may, in connection with our initial business combination and subject to requisite stockholder approval under Delaware law, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a stockholder to recognize taxable income in the jurisdiction in which the stockholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to stockholders to pay such taxes. Stockholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only $10.10 per share, or possibly less than $10.10 per share, on the liquidation of our trust account and our rights and warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only $10.10 per share, or possibly less than $10.10 per share, on the liquidation of our trust account and our rights and warrants will expire worthless.

We will be dependent upon our executive officers and directors. Our executive officers and directors will also allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. The departure of any of our executive officers or directors or these conflicts of interest could have a negative impact on our ability to complete our initial business combination.

We believe that our success will depend on the continued service of our executive officers and directors, at least until we have completed our initial business combination. Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Moreover, our executive officers and directors are and will continue to be engaged in several other business endeavors for which such individuals may be entitled to substantial compensation and our executive officers and directors are not obligated to contribute any specific number of hours per week to our affairs. We do not have an employment agreement with, or key-man insurance on the life of, any of our executive officers or directors. The unexpected loss of the services of one or more of our executive officers or directors could have a detrimental effect on us.

Our independent directors also serve and will continue to serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management—Directors, Director Nominees and Executive Officers.”

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. It is possible that our key personnel may not be involved with the target business in senior management or advisory positions following our initial business combination, and it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is in the best interests of our stockholders.

Our key personnel may be able to remain with the company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. There is no certainty that any of our key personnel will remain with us after the completion of our initial business combination. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the knowledge, skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the knowledge, skills, qualifications or abilities we suspected. Should the target’s management not possess the knowledge, skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted, including, among other things, by various regulatory issues that could adversely affect the post-combination business’s operations. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value.

The officers and directors of a target business may resign in anticipation of or upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of a target business’ key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of a target business’ management team will remain associated with the target business following our initial business combination, it is possible that members of the management of a target business will not wish to remain in place.

Neither Macquarie nor any of its affiliates has an obligation to provide us with potential investment opportunities or to devote any specified amount of time or support to our company’s business.

Although we expect to benefit from Macquarie’s and its affiliates’ network of relationships and processes for sourcing, executing and evaluating potential acquisition targets, neither Macquarie nor any of its affiliates has any legal or contractual obligation to seek on our behalf or to present to us investment opportunities that might be suitable for our business, and may allocate any such opportunities at its discretion to us or other parties. We have no investment management, advisory, consulting or other agreement in place with Macquarie or any of its affiliates that obligates them to undertake efforts on our behalf or that govern the manner in which they will allocate investment opportunities. Even if Macquarie or one of its affiliates refers an opportunity to us, no assurance can be given that such opportunity will result in an acquisition agreement or our initial business combination.

Certain of our officers and directors, our sponsor and/or their affiliates are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we complete our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors, our sponsor and/or their affiliates are now, or may in the future become, affiliated with entities that are engaged in a similar business. Moreover, our directors and officers and affiliates of our sponsor are and will continue to be engaged in several other business endeavors.

Our officers, directors, sponsor and its affiliates also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our second amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management—Directors, Director Nominees and Executive Officers,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor or one of its affiliates, our directors or officers. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, affiliates of our sponsor have investments in the media, entertainment and marketing services industries. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or their affiliates which may raise potential conflicts of interest.

In light of the involvement of affiliates of our sponsor and our officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers, directors or their affiliates. Our directors also serve and will continue to serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they or any of their affiliates are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting our Initial Business Combination—Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more businesses affiliated with our sponsor, officers, directors or their affiliates, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our initial stockholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our initial stockholders own 5,175,000 shares of common stock (up to 675,000 of our sponsor’s founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, if at all). The founder shares will be worthless if we do not complete our initial business combination. In addition, our sponsor has committed to purchase an aggregate of 7,050,000 private placement warrants, each exercisable for one share of common stock at $11.50 per share (subject to adjustments as described herein), for a purchase price of $7,050,000, or $1.00 per warrant, that will also be worthless if we do not complete a business combination (in addition to an additional number of private placement warrants, if the underwriters’ over-allotment option is exercised, in the amount necessary to maintain the trust account at $10.10 per unit sold to the public in the initial public offering).

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that: (i) the founder shares are subject to certain transfer restrictions; (ii) our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination, (b) to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with a stockholder vote to approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we fail to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), (c) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable) (although our initial stockholders will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); and (iii) the founder shares will have certain registration rights. In addition, our officers and directors have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering.

The financial interests of our initial stockholders may influence their motivation in completing our initial business combination, and the association of our officers with our sponsor may also influence their motivation in identifying and selecting a target business combination, completing our initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 18 month anniversary of the closing date of this offering (or 21 month anniversary, as applicable) nears, which is the deadline for the completion of our initial business combination.

A conflict of interest may arise from the need to obtain the consent of MIHI and Modern Media, LLC, each of which owns 50% of our sponsor, to our business combination.

We have entered into an agreement pursuant to which we have agreed not to complete a business combination without the consent of both MIHI and Modern Media, LLC, each of which owns 50% of our sponsor, which consents will not be unreasonably withheld by either party, giving consideration to such issues including but not limited to the potential regulatory, reputational or compliance impact to either party. As a consequence, interests of affiliates of our sponsor may conflict with those of the rest of the stockholders if MIHI and Modern Media, LLC do not wish to proceed with a business combination.

Macquarie, an affiliate of our sponsor, and its affiliates, may represent a client to acquire potential target businesses in competition with us, thereby causing conflicts of interest that limit our ability to pursue potential targets. These conflicts of interest could have a negative effect on our ability to complete a business combination.

Macquarie and its affiliates engage in a broad spectrum of activities including principal investing, specialized investment vehicle management, asset management, financial advisory, securities underwriting, sales and trading, investment research, lending and other activities. In the ordinary course of business, they engage in activities where their interests or the interests of their clients may conflict with our interests. Accordingly, there may be situations in which Macquarie or its affiliates have an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship with Macquarie.

Macquarie and its affiliates and their clients make investments in a variety of different businesses and may directly compete with us for acquisition opportunities provided or created by Macquarie or its affiliates that meet our initial business combination objectives. Macquarie is under no specific obligation to offer potential acquisition opportunities to us and may allocate them at its discretion to us or other parties. We will not have any priority in respect of acquisition opportunities provided or created by Macquarie or its affiliates. You should assume that Macquarie and its affiliates and clients will have priority over us in terms of access to acquisition opportunities and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship with Macquarie.

Clients of Macquarie and its affiliates, may also compete with us for investment opportunities meeting our initial business combination objectives. If Macquarie is engaged to act for any such clients, we may be precluded from pursuing opportunities that would conflict with Macquarie’s obligations to such client. In addition, investment ideas generated within Macquarie may be suitable for our company or a client of Macquarie, and may be directed to any of such persons or entities rather than to us. Macquarie may also be engaged to advise the seller of a company, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, the interests of Macquarie or its obligations to the seller may diverge from our interests.

Since the consents of MIHI and Modern Media, LLC, both of whom are affiliates of our sponsor, are required for approval of our initial business combination, any such conflict of interest could prevent us from completing our initial business combination; provided, however, that the consent of MIHI and Modern Media, LLC will not be unreasonably withheld by either party, giving consideration to such issues including but not limited to the potential regulatory, reputational or compliance impact to either party.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement of warrants will provide us with $181,800,000 (or $209,070,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (which includes $6,300,000, or $7,785,000 if the underwriters’ over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our stockholders do not agree.

Our second amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we would not be able to complete the business combination or redeem any such shares, all shares of common stock submitted for redemption would be returned to the holders thereof, and we instead may search for an alternate business combination.

If we have inadequate cash simultaneously to meet the closing requirements of our initial business combination and redeem all shares of common stock submitted for redemption, we will return all shares submitted for redemption and continue to pursue an alternative transaction.

In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we would not be able to complete the business combination or redeem any such shares, all shares of common stock submitted for redemption would be returned to the holders thereof, and we instead will search for an alternate initial business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the public warrants is higher than is typical in many similar blank check companies in the past. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustments as described herein. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our second amended and restated certificate of incorporation or other governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our second amended and restated certificate of incorporation or other governing instruments in order to effectuate our initial business combination.

The provisions of our second amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) will provide that it may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our second amended and restated certificate of incorporation to facilitate the completion of an initial business combination that some of our stockholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s public stockholders. Our second amended and restated certificate of incorporation will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein), may be amended if approved by holders of 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. In all other instances, our second amended and restated certificate of incorporation will provide that it may be amended by holders of a majority of our common stock, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders, who will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our second amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose (except as otherwise stated herein). As a result, we may be able to amend the provisions of our second amended and restated certificate of incorporation which will govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. In certain circumstances, our stockholders may pursue remedies against us for any breach of our second amended and restated certificate of incorporation.

Our initial stockholders, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then-outstanding public shares. These agreements are contained in letter agreements that we have entered into with our sponsor, executive officers, directors and director nominees. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase public shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business, including as a result of the target business being in the early stage of development or growth. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.10 per share, or possibly less than $10.10 per share, on the liquidation of our trust account and our rights and warrants will expire worthless.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial stockholders will own approximately 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our second amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any additional shares of common stock in this offering, the aftermarket or in privately negotiated transactions, this would increase their influence. Our initial stockholders have no current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that could be considered in making such purchases would include consideration of the current trading price of our common stock. In addition, our board of directors upon the closing of this offering will consist of members that have been elected by our initial stockholders, and will be divided into three classes, each of which will generally serve for a terms for three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting prior to our initial business combination, as a consequence of our “staggered” board of directors, only approximately one-third of the board of directors will be considered for election. Accordingly, our initial stockholders will continue to exert control at least until the completion of our initial business combination, and, due to the sale of the private placement warrants to our sponsor, potentially after completion of our initial business combination.

Our public stockholders will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock, including the common stock underlying the rights included in the units, and none to the warrants constituting the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes dilution to investors in this offering. The founder shares have been acquired at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, public stockholders will incur immediate and substantial dilution of approximately 92.5% (or $8.41 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.68 and the initial offering price of $9.09 per unit. This dilution would become exacerbated to the extent that public stockholders seek redemptions from the trust.

We may amend the terms of the public warrants in a manner that may be adverse to holders of the warrants with the approval of the holders of at least 65% of the then-outstanding public warrants.

Our public warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement will provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but will require the approval of the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of common stock purchasable upon exercise of a warrant.

We may amend the terms of the rights in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding rights.

Our rights will be issued in registered form under a right agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The right agreement will provide that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but will require the approval by the holders of at least 65% of the then-outstanding rights in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the rights in a manner adverse to a holder if holders of at least 65% of the then-outstanding rights approve of such amendment. An example of such an amendment could be an amendment to decrease the fractional share of common stock received upon exchange of the right.

We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous to you, thereby making such warrants worthless.

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, in whole and not in part, at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, provided that the last reported closing price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders. We will not redeem the public warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. Redemption of the outstanding public warrants could force you to: (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by the initial purchasers or by their permitted transferees.

Our rights and warrants may have an adverse effect on the market price of our common stock and make it more difficult to effectuate our initial business combination.

We will be issuing rights to receive 1,800,000 shares of our common stock and warrants to purchase 9,000,000 shares of our common stock (or rights to receive 2,070,000 shares of common stock and warrants to purchase 10,350,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 7,050,000 private placement warrants, each exercisable to purchase one share of common stock at $11.50 per share, subject to adjustments as described herein, at a per purchase share price of $1.00 per warrant. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private placement warrants (up to a maximum of 270,000) at a price of $1.00 per warrant, in an amount necessary to maintain the trust account at $10.10 per unit sold to the public in this offering. In addition, if our sponsor, an affiliate of our sponsor or certain of our officers or directors make any working capital loans to us, up to $1,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. To the extent we issue shares of common stock to effectuate our initial business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these rights and warrants could make us a less attractive acquisition vehicle to a target business. Such securities, when exercised or converted, as applicable, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares of common stock issued to complete the business transaction. Therefore, our rights and warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the rights or warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these rights are converted or these warrants are exercised, you may experience dilution to your holdings.

The private placement warrants will be identical to the warrants sold as part of the units in this offering except that, so long as they are held by the initial purchasers or their permitted transferees: (i) they will not be redeemable by us; (ii) they (including the shares of common stock issuable upon exercise of these warrants) will not, subject to certain limited exceptions, be transferable, assignable or salable until 30 days after the completion of our initial business combination; (iii) they may be exercised by the holders on a cashless basis; and (iv) they (including the shares of common stock issuable upon exercise of these warrants) will have certain registration rights.

The working capital loan warrants, if any, will be identical to the private placement warrants except that, (i) such warrants shall not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part and (ii) pursuant to FINRA Rule 5110(g)(1), such warrants, and the shares of common stock issuable upon exercise of such warrants, shall be subject to certain additional restrictions on transfer, as described under “Description of Securities—Warrants—Private Placement Warrants and Working Capital Loan Warrants.”

Because each unit will contain one-half of one warrant and one right to receive one-tenth of one share of our common stock, the units may be worth less than units of other blank check companies.

Each unit will contain one-half of one warrant and one right to receive one-tenth of one share of our common stock upon consummation of our initial business combination. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole warrants will be eligible to trade. This is different from other offerings similar to ours whose units include one share of common stock and one whole warrant to purchase one share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants and rights upon completion of a business combination since the warrants will be exercisable for, and the rights will be convertible into, a fraction of the number of shares in the aggregate compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

We will have no obligation to net cash settle the rights.

In no event will we have any obligation to net cash settle the rights. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Accordingly, the rights may expire worthless.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights and warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters with respect to the state of the capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the shares of common stock, rights and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying suitable acquisition opportunities;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. You therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosures in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”) or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our security holders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any September 30 before that time, in which case we would no longer be an emerging growth company as of the following March 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending March 31, 2018. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our second amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our second amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of, and issue new series of, preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

If we effect our initial business combination with a company located in the United States but with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company located in the United States but with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	higher costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes, including termination or reduction of tax and other incentives that the applicable government provides to domestic companies, and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•	deterioration of political relations with the United States;

•	obligation of personnel to perform military service; and

•	government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “ plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, or the negatives thereof, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination;

•	our expectations around the performance of a prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses;

•	our sponsor, officers and directors potentially having conflicts of interest with our business or in approving our initial business combination;

•	our potential ability to obtain additional financing necessary to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential acquisition opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; and

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

USE OF PROCEEDS

We are offering 15,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private placement warrants, will be used as set forth in the following table.

	No Exercise of the Over-Allotment Option	Full Exercise of the Over-Allotment Option
Gross proceeds
Gross proceeds from units offered to public(1)	$180,000,000	$207,000,000
Gross proceeds from the sale of private placement warrants	7,050,000	7,320,000	(7)

Total gross proceeds	$187,050,000	$214,320,000
Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public)(3)	$3,600,000	$3,600,000
Legal fees and expenses	175,000	175,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	56,000	56,000
SEC expenses	33,321	33,321
FINRA expenses	43,625	43,625
Travel and road show expenses	20,000	20,000
Directors and officers insurance	125,000	125,000
NASDAQ listing and filing fees	75,000	75,000
Miscellaneous expenses	82,054	82,054
Total offering expenses (other than underwriting commissions)	650,000	650,000

Proceeds after offering expenses	$182,800,000	$210,070,000

Held in trust account(3)	$181,800,000	$209,070,000

% of public offering size	101%	101%
Not held in trust account	$1,000,000	$1,000,000

The following table shows the expected use of the approximately $1,000,000 of net proceeds not held in the trust account, as well as an aggregate of $500,000 in working capital loans committed by our sponsor, but not including interest earned on funds held in the trust account.(4)(6)

	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any potential initial business combination(5)	$1,000,000	66.7%
Legal and accounting fees related to regulatory reporting obligations	150,000	10%
Reserve for liquidation expenses	50,000	3.3%
NASDAQ continued listing fees	75,000	5%
Other miscellaneous expenses (including franchise taxes)	225,000	15%

Total	$1,500,000	100%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with the completion of our initial business combination.
(2)	Prior to the closing of this offering, our sponsor may loan us up to an aggregate of $650,000 to be used to pay a portion of the expenses of this offering. These loans will be repaid upon completion of this offering out of the $650,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than as set forth in this table, any such amounts will be available for post-closing working capital requirements. As of May 11, 2017, $350,000 was outstanding under these loans.

(3)	The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering (or approximately 3.76% of the gross proceeds of this offering if the underwriters’ over-allotment option is exercised in full). Upon completion of our initial business combination, $6,300,000, which constitutes the underwriters’ deferred commissions (or $7,785,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amounts in the table above do not include interest available to us from the trust account. Based on current interest rates, we would expect approximately $900,000 to be available to us from interest earned on the funds held in the trust account over the 12 months following the closing of this offering; however, we can provide no assurances regarding this amount. In order to finance transaction costs in connection with an intended initial business combination, our sponsor has committed to loan us up to an aggregate of $500,000, to be provided to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business combination. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, an affiliate of our sponsor or certain of our officers or directors may, but are not obligated to, loan us any additional funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the funds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of such loans may be convertible into working capital loan warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The working capital loan warrants would be identical to the private placement warrants issued to our sponsor, including as to exercise price, exercisability and exercise period except that, (i) such warrants shall not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part and (ii) pursuant to FINRA Rule 5110(g)(1), such warrants, and the shares of common stock issuable upon exercise of such warrants, shall be subject to certain additional restrictions on transfer, as described under “Description of Securities—Warrants—Private Placement Warrants and Working Capital Loan Warrants.” Other than as set forth below, the terms of such loans by our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
(5)

Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing. This amount does not include any investment banking fees which may be payable upon completion of our initial business combination. Macquarie Capital (USA) Inc. has not yet been retained for a specific financial advisory, underwriting, capital raising or other transaction and so we are not able to quantify the fees for any such engagement. No funds will be paid out of the trust to fund any such fee payments and it is not expected that any fees would be paid prior to the completion of a business combination. The actual amount of fees received will vary significantly based on the size of any transaction and the extent to which other investment banks are involved. This amount includes the up to $250,000 that we have agreed to reimburse the underwriters for their reasonable out-of-pocket expenses including but not limited to legal fees, due diligence expenses of up to $17,500 and road show expenses.
(6)	In order to finance transaction costs in connection with an intended initial business combination, our sponsor has committed to loan us up to an aggregate of $500,000, to be provided to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business combination.
(7)	Our sponsor has agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private placement warrants (up to a maximum of 270,000) at a price of $1.00 per warrant, in an amount necessary to maintain the trust account at $10.10 per unit sold to the public in this offering. These additional private placement warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $181,800,000 (or $209,070,000 if the underwriters’ over-allotment option is exercised in full), including $6,300,000 (or $7,785,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be deposited in a segregated trust account located in the United States with Continental Stock Transfer & Trust Company, acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $900,000 per year. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, we will not be permitted to withdraw any of the principal or interest held in the trust account and these funds will not be released from the trust account until the earliest of: (i) the completion of our initial business combination; (ii) the redemption of our public shares if we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not completed our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable). Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay our taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but, other than as set forth below, such persons are not under any obligation to loan funds to, or invest in, us.

Prior to the closing of this offering, our sponsor may loan us up to an aggregate of $650,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and due at the earlier of June 30, 2017 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the $650,000 of offering proceeds that has been allocated to the payment of offering expenses. As of May 11, 2017, $350,000 was outstanding under these loans.

In addition, in order to finance transaction costs in connection with an intended initial business combination, (i) our sponsor has committed to loan us up to an aggregate of $500,000, to be provided to us in the event that funds held outside of the trust are insufficient to fund our expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business combination and (ii) our sponsor, one or more affiliates of our sponsor, or certain of our officers and directors may, but are not obligated to, loan us any additional funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of such loans may be convertible into working capital loan warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. The working capital loan warrants would be identical to the private placement warrants issued to our sponsor, including as to exercise price, exercisability and exercise period except that, (i) such warrants shall not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part and (ii) pursuant to FINRA Rule 5110(g)(1), such warrants, and the shares of common stock issuable upon exercise of such warrants, shall be subject to certain additional restrictions on transfer, as described under “Description of Securities—Warrants—Private Placement Warrants and Working Capital Loan Warrants.” Other than as set forth above, the terms of such loans by our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We have granted Macquarie Capital (USA) Inc., an affiliate of our sponsor (and an underwriter of this offering), a right of first refusal for a period of 36 months from the closing date of this offering to provide to us certain financial advisory, underwriting, capital raising, and other services for which it may receive fees. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Our sponsor, other initial stockholders, directors, executive officers, advisors or any of their affiliates may purchase public shares or public warrants in privately negotiated transactions or on the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead would search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of our public shares if we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), subject to applicable law; and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not completed our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. Our other directors and officers have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. In addition, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable). However, if our initial stockholders or any of our officers, directors or affiliates acquire any public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18-month time frame (or 21-month time frame, as applicable).

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. On May 11, 2017, as a result of an increase in the size of this offering, we declared and paid to our stockholders a stock dividend of approximately 0.20475 shares for each share then held. As a result thereof, the total number of founder shares outstanding increased from 4,312,500 to 5,175,000 and the number of founder shares held by our sponsor increased from 4,212,500 to 5,075,000. All other stockholders surrendered to us for no consideration the shares received by them pursuant to the stock dividend. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At December 31, 2016, our net tangible book value was $21,336, or approximately $0.00 per share of common stock, giving effect to the Corporate Reorganization that occurred in January 2017. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of 0.1 of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 19,800,000 (consisting of 18,000,000 shares of common stock included in the units we are offering by this prospectus and 1,800,000 shares for the outstanding rights), and the price per share in this offering will be deemed to be $9.09. After giving effect to the Corporate Reorganization, the surrender by our sponsor of 2,875,000 founder shares, the sale of 19,800,000 shares of common stock included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2016 would have been $5,000,005, or $0.68 per share of common stock, representing an immediate increase in net tangible book value to our initial stockholders of $0.68 per share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, as of the date of this prospectus. Total immediate dilution to public stockholders would have been $8.41 per share. The dilution to public stockholders if the underwriters exercise the underwriters’ over-allotment option in full would be immediate dilution of $8.50 per share, or 93.5%.

The following table illustrates the dilution to the public stockholders on a per share basis, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and further assuming that the underwriters do not exercise their over-allotment option:

Public offering price per share of common stock		$9.09
Net tangible book value per share of common stock before this offering	$0.00
Increase in net tangible book value per share of common stock attributable to public stockholders	0.68

Less: Pro forma net tangible book value per share of common stock after this offering and the sale of the private placement warrants		0.68
Dilution to public stockholders		$8.41

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $171,521,331 because holders of up to approximately 94.3% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest (which interest shall be net of taxes payable) divided by the number of shares of common stock sold in this offering).

The following table sets forth information with respect to our initial stockholders and the public stockholders assuming that the underwriters do not exercise their over-allotment option:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage	Average Price Per Share
Initial stockholders(1)	4,500,000	18.5%	$25,000	0.01%	$0.006
Public stockholders	19,800,000	81.5%	180,000,000	99.99%	$9.09

	24,300,000	100.00%	$180,025,000	100.00%

(1)	Assumes the forfeiture of all 675,000 founder shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised, if at all.
(2)	Assumes the issuance of an additional 1,800,000 shares underlying the rights issued to public stockholders.

Our pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$21,336
Proceeds from this offering and sale of the private placement warrants, net of estimated expenses	182,800,000
Offering costs excluded from net tangible book value before this offering	—
Less: deferred underwriters’ commissions payable	(6,300,000)
Less: amount of common stock subject to redemption to maintain net tangible assets of $5,000,001	(171,521,331)

$5,000,005

Denominator:
Shares of common stock outstanding prior to this offering	5,175,000
Shares of common stock forfeited if over-allotment option is not exercised	(675,000)
Shares of common stock included in the units offered	18,000,000
Shares of common stock underlying the rights included in the units offered	1,800,000
Shares of common stock subject to redemption to maintain net tangible assets of $5,000,001	(16,982,310)

7,317,690

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2016 as follows:

•	on an actual basis (reflecting the balance sheet information of M Acquisition Company I LLC);

•	on a pro forma basis, giving effect to the Corporate Reorganization, the subsequent surrender by the sponsor of 2,875,000 founder shares, and the stock dividend declared and paid by us, including the related surrender of the dividend shares by all of our initial stockholders, other than our sponsor; and

•	on a pro forma as adjusted basis giving further effect to the filing of our second amended and restated certificate of incorporation, the sale of our 18,000,000 units in this offering for $180,000,000 ($10.00 per unit) and the sale of 7,050,000 private placement warrants for $7,050,000 ($1.00 per warrant) and the application of the estimated net proceeds (excluding net working capital of $1,000,000 not held in the trust account) of $186,050,000 derived from the sale of such securities:

	December 31, 2016 (Unaudited)
	Actual	Pro Forma(1)	Pro Forma As Adjusted(1)(2)
Cash	$22,336	$22,336	$1,021,336

Capitalization:
Deferred underwriting commissions	$—	$—	$6,300,000
Loan payable to related party(3)	—	—	—
Common stock subject to redemption(4)	—	—	171,521,331
Member’s/stockholders’ equity (deficit):
Preferred stock, no shares authorized, issued or outstanding, actual or pro forma; 10,000,000 shares authorized, no shares issued or outstanding, pro forma as adjusted	—	—	—
Common stock, no shares authorized, issued or outstanding, actual; $0.0001 par value, 100,000,000 shares authorized and 5,175,000 shares issued and outstanding, pro forma; $0.0001 par value, 100,000,000 shares authorized and 5,517,690 (excluding 16,982,310 shares subject to redemption) shares issued and outstanding, pro forma as adjusted(5)	—	517	552
Common units, 100 units issued and outstanding, actual; no units authorized, issued or outstanding pro forma or pro forma as adjusted	21,336	—	—
Additional paid-in capital(6)	—	24,483	5,003,117
Accumulated deficit	—	(3,664)	(3,664)

Total member’s/stockholders’ equity	21,336	21,336	5,000,005

Total capitalization	$21,336	$21,336	$182,821,336

(1)	Gives effect to the February 15, 2017 amendment and restatement of our certificate of incorporation to change the par value of our common stock to $0.0001.
(2)	Assumes the forfeiture of all 675,000 shares of common stock that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised, if at all. The proceeds from the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote on any proposed initial business combination.
(3)	Our sponsor may loan us up to an aggregate of $650,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of December 31, 2016 on an actual and pro forma basis, no amounts were outstanding under this promissory note. As of May 11, 2017, $350,000 was outstanding under this note.
(4)

We will provide our public stockholders with the opportunity to redeem their common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the completion of the initial business combination, including interest (which interest shall be net of taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The pro forma as adjusted amount of common stock subject to redemption equals pro forma as adjusted total assets of $182,821,336, less pro forma as adjusted total liabilities of $6,300,000 less the pro forma as adjusted stockholders’ equity. The value of the shares of common stock that may be redeemed in connection with our initial business combination is equal to $10.10 per share (which is the assumed redemption price) multiplied by 16,982,310 shares of common stock, which is the maximum number of shares of common stock that may be redeemed that would allow us to maintain at least $5,000,001 of net tangible assets immediately after such redemption.
(5)	Pro forma common stock is prior to the forfeiture of any founder shares by our sponsor resulting from the non-exercise by the underwriters of the overallotment option, and pro forma as adjusted common stock assumes the forfeiture of 675,000 founder shares by our sponsor as a result of no exercise of the underwriters’ over-allotment option.
(6)	Pro forma as adjusted additional paid-in capital is equal to pro forma as adjusted total stockholders’ equity of $5,000,001, minus pro forma as adjusted common stock par value of $552, plus pro forma as adjusted accumulated deficit of $3,664.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our common stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for shares of our common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of December 31, 2016, we had $22,236 in cash and no deferred offering costs. Further, we expect to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been and are expected to be satisfied prior to the completion of this offering through receipt of $25,000 from our sale of the founder shares and up to an aggregate of $650,000 in unsecured loans from our sponsor to be used for a portion of the expenses of this offering. As of May 11, 2017, $350,000 was outstanding under these loans. We estimate that the net proceeds from: (i) the sale of the units in this offering, after deducting offering expenses of approximately $650,000, underwriting commissions of $3,600,000 (which amount shall not change regardless of whether the underwriters’ over-allotment option is exercised as the underwriters have agreed to defer all underwriting commissions with respect to the exercise of their over-allotment option and to have the amounts attributable to those commissions deposited into the trust account) (excluding deferred underwriting commissions of $6,300,000 (or $7,785,000 if the underwriters’ over-allotment option is exercised in full)); and (ii) the sale of the private placement warrants for a purchase price of $7,050,000 (or $7,320,000 if the underwriters’ over-allotment option is exercised in full), will be $182,800,000 (or $210,070,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $181,800,000 (or $209,070,000 if the underwriters’ over-allotment option is exercised in full), which includes $6,300,000 (or $7,785,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be deposited into a trust account. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $650,000, we may fund such excess with funds not held in the trust account. In such case, the amount of funds we intend to hold outside the trust account for working capital would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $650,000, the amount of funds we intend to hold outside the trust account for working capital would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable), excluding deferred underwriting commission, to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we expect to have available to us $1,000,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In addition, in order to finance transaction costs in connection with an intended initial business combination, (i) our sponsor has committed to loan us up to an aggregate of $500,000, to be provided to us in the event that funds held outside of the trust are insufficient to fund our expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business combination and (ii) our sponsor, one or more affiliates of our sponsor or certain of our officers and directors may, but are not obligated to, loan us any additional funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into working capital loan warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. The working capital loan warrants would be identical to the private placement warrants issued to our sponsor, including as to exercise price, exercisability and exercise period except that, (i) such warrants shall not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part and (ii) pursuant to FINRA Rule 5110(g)(1), such warrants, and the shares of common stock issuable upon exercise of such warrants, shall be subject to certain additional restrictions on transfer, as described under “Description of Securities—Warrants—Private Placement Warrants and Working Capital Loan Warrants.” Other than as set forth above, the terms of such loans by our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $1,000,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting a successful initial business combination; $150,000 for legal and accounting fees related to regulatory reporting requirements; $75,000 for NASDAQ and other regulatory fees; $50,000 as a reserve for liquidation expenses; and approximately $225,000 for general working capital that will be used for miscellaneous expenses and reserves net of estimated interest income.

These amounts are estimates only and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

Controls and Procedures

We are not currently required to maintain a system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act beginning with, and for, the fiscal year ending March 31, 2018. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal controls. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment of, nor have our independent registered public accounting firm tested, our systems of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain an independent registered public accounting firm to audit and render an opinion on such report when required by Section 404. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In June 2014, we were formed by MIHI, at which point MIHI paid an aggregate purchase price of $25,000, or approximately $250.00 per share, for its ownership interest in us. Prior to this initial investment, we had no assets, tangible or intangible. In January 2017, MIHI transferred its ownership interest in us to our sponsor for no consideration. The per share price for the founder shares was determined by dividing the amount initially contributed to the company by the number of founder shares issued. Effective February 15, 2017, we completed the Stock Split and, as a result, our sponsor held 7,187,500 shares of our common stock. Our sponsor subsequently sold certain of such shares to certain of our officers and/or directors, and thereafter surrendered 2,875,000 of its shares to us for no consideration. On May 11, 2017, we declared and paid to our stockholders a stock dividend of approximately 0.20475 shares for each share then held. As a result thereof, the total number of founder shares outstanding increased from 4,312,500 to 5,175,000 and the number of founder shares held by our sponsor increased from 4,212,500 to 5,075,000. All other stockholders surrendered to us for no consideration the shares received by them pursuant to the stock dividend. Up to 675,000 of our sponsor’s founder shares will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, if at all. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 20,700,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the issued and outstanding shares of common stock after this offering. Our initial stockholders do not intend to purchase any units in this offering.

Our sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing our initial business combination. Our audit committee will review on a quarterly basis all payments that are made to our sponsor, officers, directors or our or any of their affiliates, and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf, although no such reimbursements will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination.

Prior to the closing of this offering, our sponsor may loan us up to an aggregate of $650,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and due at the earlier of June 30, 2017 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the $650,000 of offering proceeds that has been allocated to the payment of offering expenses. As of May 11, 2017, $350,000 was outstanding under these loans.

In addition, in order to finance transaction costs in connection with an intended initial business combination, (i) our sponsor has committed to loan us up to an aggregate of $500,000, to be provided to us in the event that funds held outside of the trust are insufficient to fund our expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business combination and (ii) our sponsor, one or more affiliates of our sponsor or certain of our officers and directors may, but are not obligated to, loan us any additional funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into working capital loan warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The working capital loan warrants would be identical to the private placement warrants issued to our sponsor, including as to exercise price, exercisability and exercise period except that, (i) such warrants shall not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part and (ii) pursuant to FINRA Rule 5110(g)(1), such warrants, and the shares of common stock issuable upon exercise of such warrants, shall be subject to certain additional restrictions on transfer, as described under “Description of Securities—Warrants—Private Placement Warrants and Working Capital Loan Warrants.” Other than as set forth above, the terms of such loans by our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor has committed to purchase an aggregate of 7,050,000 private placement warrants at a price of $1.00 per warrant, or $7,050,000 in the aggregate, in a private placement that will close simultaneously with the closing of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private placement warrants (up to a maximum of 270,000) at a price of $1.00 per warrant, in an amount necessary to maintain the trust account at $10.10 per unit sold to the public in this offering. These additional private placement warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. Each private placement warrant will entitle the holder to purchase one share of our common stock at $11.50 per share. Our sponsor will be permitted to transfer the private placement warrants held by it to certain permitted transferees, including its affiliates, our officers and directors and other persons or entities affiliated with or related to our sponsor; provided that the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The private placement warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees (except as described below under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). The private placement warrants may also be exercised by our sponsor or its permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants will have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period.

In addition, we have granted Macquarie Capital (USA) Inc., an affiliate of our sponsor (and an underwriter of this offering), a right of first refusal for a period of 36 months from the closing date of this offering to provide to us certain financial advisory, underwriting, capital raising, and other services for which it may receive fees. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.” We have agreed that Macquarie Capital (USA) Inc. will not be asked to render a fairness opinion with respect to our initial business combination as it may have a conflict of interest by virtue of its affiliation with our sponsor. As a consequence, we may be required to retain another firm to render such an opinion if one is required.

Pursuant to a registration rights agreement we will enter into on or prior to the closing of this offering with our initial stockholders and holders of our private placement warrants and working capital loan warrants, if any, and their respective permitted transferees (and any shares of common stock issuable upon the exercise of the private placement warrants or working capital loan warrants), we may be required to register certain securities for sale under the Securities Act. Our initial stockholders and holders of our private placement warrants and their respective permitted transferees will be entitled under the registration rights agreement to make up to three demands, in the case of the founders shares and the private placement warrants (and any shares of common stock issuable upon the exercise of the private placement warrants), excluding short form registration demands, that we register certain of our securities held by them for sale under the Securities Act and have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. Holders of our working capital loan warrants, if any, and their permitted transferees will be entitled under the registration rights agreement to make one demand that we register the working capital loan warrants (including shares of common stock issuable upon the exercise of any such working capital loan warrants) for sale under the Securities Act and have such securities registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders will have the right to include their securities in other registration statements filed by us. However, the registration rights agreement will provide that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. In the case of the working capital loan warrants, if any, the demand registration right provided will not be exercisable for longer than five years from the effective date of the registration statement of which this prospectus forms a part in compliance with FINRA Rule 5110(f)(2)(G)(iv) and the piggyback registration right provided will not be exercisable for longer than seven years from the effective date of the registration statement of which this prospectus forms a part in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2016, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a Delaware corporation formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential initial business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential initial business combination target.

We will seek to capitalize on the significant experience and contacts of our management team and our partnership with Macquarie Capital to complete our initial business combination. We believe our management team’s distinctive background and record of acquisition and operational success could have a transformative impact on verified target businesses. Although we may pursue our initial business combination in any business, industry or geographic location, we currently intend to focus on opportunities to capitalize on the ability of our management team to identify, acquire and operate a business in the media, entertainment or marketing services industries. We intend to evaluate both private and public companies as potential initial business combination targets, focusing on opportunities that we believe would provide appropriate risk adjusted returns to stockholders. Following our initial business combination, our objective will be to implement or support the acquired company’s operating strategies in order to generate additional value for stockholders. General goals may include additional acquisitions and operational improvements.

Organizations in a number of industries are undergoing rapid transformation resulting from what we believe will be the eventual convergence of traditional media and digital media into a singular media ecosystem (the “new modern media ecosystem”). This new modern media ecosystem is expected to feature personalized and individually addressable content and advertising distributed over Internet Protocol (“IP”) across multiple platforms and screens with multiple revenue streams, including advertising, subscription and commerce. This transformation is being driven by changes in consumer behavior and technological developments that are impacting media consumption, distribution and monetization. We believe nearly every sector of the media, entertainment and marketing services industries will continue to face significant disruption to their legacy business models as they adapt to these technological shifts. We also believe that the accelerating shift to a new modern media ecosystem has created a significant opportunity for a new breed of media companies to provide innovative products and services, and provides opportunities for strategic combinations to accelerate growth and create competitive advantages. Although a number of new companies promising some of these products or services have been formed, we believe many lack the experience or strategic acumen necessary to scale and successfully operate, and navigate in the new competitive environment. We believe our management team’s distinctive background and vast network of industry leaders will be able to provide us with a differentiated opportunity to source a target, validate a potential target’s offerings, consummate a business combination with the target and help grow a large enterprise through organic growth and accretive, follow-on acquisitions.

We believe that our management team is well positioned to identify attractive businesses within the media, entertainment and marketing services industries that would benefit from access to the public markets and the skills of our management team. Our objective is to consummate our initial business combination with such a business and enhance stockholder value by improving its operational performance. We believe we can achieve this objective by utilizing our management team’s extensive experience in both consummating media industry transactions and operating media companies in combination with our management team’s network of contacts in the TMT sector. We believe many companies in the media industry could benefit from access to the public markets but have been unable to do so due to a number of factors, including the time it takes to conduct a traditional initial public offering, market volatility and pricing uncertainty. We intend to focus on evaluating more established companies with leading competitive positions, strong management teams and strong long-term potential for revenue growth and margin expansion.

Our President, CEO and Chairman, Lewis W. Dickey, Jr., is the former Chairman, President and CEO of Cumulus. Cumulus is the country’s second largest radio company, owning and operating 460 stations in 90 markets and the WestwoodOne radio network. Mr. Dickey co-founded Cumulus in 1997, and in 2000 became its Chairman and CEO. During his 19 years at Cumulus, Mr. Dickey built the company through over 150 separate transactions, growing the company from a startup to more than $1.2 billion in annual revenue and 6500 employees.

Mr. Dickey is also co-founder and chairman of DM which acquired Modern Luxury, a publisher of luxury lifestyle magazines, in 2010, out of receivership, for $25 million, approximately three years after it was sold for $250 million. At the time of DM’s purchase, Modern Luxury had annual losses of approximately $5 million and cash revenue of approximately $41 million. Over the last six years, DM has increased its cash revenue, becoming profitable, and we believe it is now the country’s largest regional magazine company with 67 magazines in 19 luxury markets, and it continues to expand as a premier local brand activation platform for the luxury market. Mr. Dickey’s partner in DM is an affiliate of Macquarie, which, as described below, is an affiliate of our sponsor.

In 1993, Mr. Dickey and his family bought two radio stations in Atlanta out of bankruptcy for $6.8 million. Mr. Dickey changed the programming formats of the stations, completely re-staffed them and effected a dramatic turnaround. In 2000, the Dickey family sold one of the two stations to Cox Communications for $285 million—which remains one of the highest prices ever paid for a single radio station. The family still owns and operates the remaining station under the brand name 680 The Fan, which is one of the country’s most popular pure sports talk radio stations.

Mr. Dickey is also the author of two books on media: The New Modern Media was released in the fall of 2016 and serves as an investment thesis for the rapidly evolving modern media ecosystem, and a strategic roadmap for the future of the media and advertising business; Mr. Dickey’s first book, which he wrote prior to starting Cumulus, is The Franchise—Building Radio Brands, which has been recognized as a definitive text on radio competition and strategy.

Mr. Dickey holds a bachelor’s and master’s degree from Stanford University and an M.B.A. from Harvard Business School.

Over the course of their careers, Mr. Dickey and the other members of our management team have developed a broad network of contacts and relationships that have provided our management team with leads and referrals that have resulted in numerous acquisitions. We believe this history, and the contacts and relationships derived therefrom, will serve as a useful source for identifying potential future investment opportunities, including our initial business combination and otherwise. We believe our management team is well positioned to create value for our stockholders, and that our contacts and relationships, ranging from owners of private and public companies, private equity funds, investment bankers, attorneys, accountants and business brokers will allow us to generate attractive acquisition opportunities.

In addition to the strength of our management team, we believe our partnership with Macquarie Capital, described below, further enhances our capabilities to source, execute and scrutinize potential acquisition targets. We believe potential target companies will view the track record of Macquarie Capital with respect to deal sourcing, financing and execution capabilities, as a further positive attribute contributing to our ability to structure and complete a successful initial business combination.

Our sponsor is 50% owned by MIHI, a wholly owned subsidiary of Macquarie and a part of Macquarie Capital. Macquarie is a global provider of financial, advisory, investment and funds management services. Macquarie’s main business focus is generating returns to investors and stockholders by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world. Founded in 1969, Macquarie operates in 59 office locations in 27 countries, employs approximately 13,650 people and has assets under management of over $380 billion (as of December 31, 2016).

Macquarie Capital comprises Macquarie’s advisory, capital raising and principal investing capabilities. The firm provides varied services to corporate, financial sponsor and government clients involved in mergers and acquisitions, debt and equity fund raising, corporate restructuring, project finance and public private partnerships. In the U.S., Macquarie Capital has specialist sector expertise and a comprehensive advisory and capital markets platform.

Macquarie Capital has a global TMT practice with over 50 dedicated professionals and a presence in the Americas, Europe and Asia Pacific. Macquarie’s TMT team has extensive history and credentials in the media and telecommunications sectors, making it a trusted advisor to media and telecommunications companies and investors. Specifically, since 2011, the U.S. TMT team has participated in over 115 transactions with a cumulative value of more than $37 billion.

MIHI has served as co-sponsor of two previous blank check companies that completed successful business combinations. MIHI served as co-sponsor of Terrapin 3 Acquisition Corporation (“Terrapin 3”). Terrapin 3 raised gross proceeds of $213 million in its initial public offering in July 2014. In December 2016, Terrapin 3 completed a business combination with Yatra Online, Inc. (“Yatra”), a leading Indian online travel agency and travel search engine. Yatra trades on NASDAQ under the symbol “YTRA.”

MIHI also served as co-sponsor of Hydra Industries Acquisition Corp. Hydra Industries Acquisition Corp. raised gross proceeds of $80 million in its initial public offering in October 2014. In December 2016, Hydra Industries Acquisition Corp. completed an acquisition of Inspired Gaming Group (“Inspired”), a global games technology company supplying Virtual Sports, Mobile Gaming and server-based gaming systems with associated terminals and digital content to regulated betting and gaming operators around the world. Inspired trades on NASDAQ under the symbol “INSE.”

The past performance of the members of our management team, Macquarie or any of its affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of our management, Macquarie or any of its affiliates’ performance as indicative of our future performance. Only one of our directors at the closing of this offering will have had any past experience with any blank check companies or special purpose acquisition companies.

Business Strategy

Our business strategy is to identify and complete our initial business combination with a company that complements the experience of our management team and can benefit from our management team’s operational expertise. Our selection process is expected to leverage our management team’s broad and deep relationship network, unique media industry expertise including proven deal-sourcing and structuring capabilities, to provide us with a multitude of business combination opportunities. Our management team has experience:

•	operating companies, setting and changing strategies, and identifying, mentoring and recruiting world-class talent;

•	developing and growing companies, both organically and inorganically, and expanding the product ranges and geographic footprints of a number of businesses;

•	sourcing, structuring, acquiring and selling businesses and achieving synergies to create stockholder value;

•	partnering with industry-leading companies to increase sales and improve the competitive position of those companies;

•	addressing business and technological changes in an evolving global media landscape;

•	evaluating the viability of emerging business models in digital media, advertising technology and brand activation;

•	fostering relationships with sellers, capital providers and target management teams; and

•	accessing the capital markets across various business cycles, including financing businesses and assisting companies with the transition to public ownership.

Following the completion of this offering, we intend to begin the process of communicating with our management team’s and Macquarie Capital’s network of relationships to articulate the parameters for our search for a potential target initial business combination and begin the process of pursuing and reviewing potential opportunities.

Business Combination Criteria

Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses and, in evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information that will be made available to us. We intend to use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria or guidelines.

•	Focus on media, entertainment and marketing services companies positioned to compete in the new modern media ecosystem. We believe nearly every sector of the media, entertainment and marketing services industries will continue to face significant disruption to their legacy business models as they adapt to technological shifts. We will seek a target that we believe will be positioned to compete in this new paradigm, whether the company is a traditional media company undergoing changes or a company deploying new technologies in the entertainment space, especially as digital and traditional media ecosystems continue to converge. We believe our strategy leverages our management team’s distinctive background and vast network of industry leaders in the target sectors as well as Macquarie’s relationships and expertise in the broader TMT space.

•	Emphasis on companies that can benefit from a public listing and greater access to capital. We will seek a target that we believe will benefit from being publicly traded and will be able to effectively utilize the broader access to capital and the public profile that are associated with being a publicly traded company. In addition, we believe the accelerating shift to the new modern media ecosystem has created a significant opportunity for a new breed of media companies to provide innovative products and services. As such, we believe many companies in the new modern media ecosystem can benefit from increased access to capital.

•	Businesses with a catalyst for significantly improved financial performance. We will target companies where we believe that our industry expertise and relationships can be used to create opportunities for value creation, whether for acquisitions, capital investments in organic growth opportunities or in generating greater operating efficiencies. We will seek to identify such opportunities for value creation in evaluating potential business combinations.

•	Market-leading participant with experienced and motivated management teams that may benefit from enhanced leadership and governance. We will seek a target that has an established business and market position. While we will focus on technology-enabled businesses, we will not seek a target that is pre-revenue or in early stages of development with unproven technologies. Additionally, we will seek a target with an established management team. To the extent we believe it will enhance stockholder value, we would seek to selectively supplement the existing leadership of the business with proven leaders from our network, whether at the senior management level or at the board level.

•	Middle-market businesses. We will seek a target with an aggregate enterprise value of approximately $500 million to $1.5 billion, determined according to reasonably accepted valuation standards and methodologies. We believe targeting companies in the middle market will provide the greatest number of opportunities for investment and will maximize the collective network of our management team and Macquarie Capital.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

Initial Business Combination

NASDAQ rules require that we must complete one or more business combinations that together have an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

We anticipate structuring our initial business combination so that the post transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets and liabilities of the target business or businesses. We may, however, structure our initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets and liabilities of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such initial business combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for the post transaction company not to be required to register as an investment company under the Investment Company Act. Even if the post transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of NASDAQ’s 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions.

We will not be prohibited from pursuing our initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to us from a financial point of view.

Members of our management team, our sponsor and their affiliates will directly or indirectly own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a potential business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will be required to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under law, and only present the opportunity to us if such other entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our second amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any of our officers and directors unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Macquarie and its affiliates engage in a broad spectrum of activities including principal investing, specialized investment vehicle management, asset management, financial advisory, securities underwriting, sales and trading, investment research, lending and other activities. In the ordinary course of business, they engage in activities where their interests or the interests of their clients may conflict with our interests. Accordingly, there may be situations in which Macquarie or an affiliate has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship with Macquarie.

Macquarie, its affiliates and their clients make investments in a variety of different businesses and may directly compete with us for acquisition opportunities provided or created by Macquarie or its affiliates that meet our initial business combination objectives. Neither Macquarie nor any of its affiliates has an obligation to offer potential acquisition opportunities to us and may allocate them at its discretion to us or other parties. We will not have any priority in respect of acquisition opportunities provided or created by Macquarie or its affiliates. You should assume that Macquarie and its affiliates and clients will have priority over us in terms of access to acquisition opportunities and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship with Macquarie.

Clients of Macquarie and its affiliates may also compete with us for investment opportunities meeting our initial business combination objectives. If Macquarie or any of its affiliates is engaged to act for any such clients, we may be precluded from pursuing opportunities that would conflict with Macquarie’s or its affiliates’ obligations to such client. In addition, investment ideas generated within Macquarie or its affiliates may be suitable for our company or a client of Macquarie or its affiliates, and may be directed to any of such persons or entities rather than to us. Macquarie or its affiliates may also be engaged to advise the seller of a company, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, the interests of Macquarie or its affiliates, or their obligations to the seller, may diverge from our interests.

Our sponsor, officers and directors have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 18 months after the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period). Neither Macquarie nor any of its affiliates (other than our sponsor) has entered into such an agreement and, accordingly, are not precluded from participating in any other blank check company or from underwriting an offering by any other blank check company.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships with companies will provide us with a substantial number of potential initial business combination opportunities. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships. This network has grown through the activities of our management team sourcing, acquiring, financing and exiting investments and properties, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.

This network provides our management team with a robust and consistent flow of acquisition opportunities which were proprietary or where a limited group of investors were invited to participate in the sale process. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We are not prohibited from pursuing our initial business combination with a company that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context, other than as provided below in “—Selection of a target business and structuring of our initial business combination.”

As more fully discussed in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently and in the future may have fiduciary duties or contractual obligations to various entities that may present a conflict of interest. As a result of these duties and obligations, situations may arise in which business opportunities may be given to one or more of these other entities prior to being presented to us.

Status as a Public Company

We believe our status as a public company will make us an attractive business combination partner to target businesses. As an existing public company, we will be able to offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective process to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay the offering or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior September 30th; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Financial Position

With funds available for a business combination initially in the amount of $173,700,000 assuming no redemptions and after payment of $6,300,000 of deferred underwriting fees (or $199,215,000 assuming no redemptions and after payment of $7,785,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we believe we have the ability to offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we will be able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we will have the flexibility to use an efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of purchases of our common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We currently do not have any specific initial business combination target under consideration. Our officers and directors have not had any substantive discussions regarding possible initial business combination targets among themselves or with our underwriters or other advisors. Our sponsor and its affiliates are routinely made aware of potential business opportunities, one or more of which we may desire to pursue, for our initial business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a potential initial business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with whom we have had substantive discussions with respect to a possible initial business combination transaction and we will not consider an initial business combination with any company with whom our sponsor has had substantive discussions on our behalf as a potential initial business combination target prior to completion of this offering. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate any such target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a target business and structuring of our initial business combination

NASDAQ rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the assets held in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm with respect to the satisfaction of such criteria. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which the post transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for the post transaction company not to be required to register as an investment company under the Investment Company Act. Even if the post transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post transaction company, depending on valuations ascribed to the target and us in our initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

We have granted Macquarie Capital (USA) Inc., an affiliate of our sponsor (and an underwriter of this offering), a right of first refusal for a period of 36 months from the closing date of this offering to provide to us certain financial advisory, underwriting, capital raising, and other services for which it may receive fees. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Lack of business diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business.

Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•	subject us to numerous, and possibly negative, economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination;

•	prevent us from benefitting from the possible spreading of risks or off-setting of losses; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team; existing and future management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary knowledge, skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, it is highly unlikely that any of our officers will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite knowledge, skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve our initial business combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under NASDAQ’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•	we would issue common stock that will be equal to or in excess of 20% of the number of shares of common stock then outstanding (other than in a public offering);

•	any of our directors, officers or substantial stockholders (as defined by NASDAQ rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common stock or voting power of 5% or more; or

•	the issuance or potential issuance of common stock will result in our undergoing a change of control.

Permitted purchases of our securities

In the event we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, other initial stockholders, directors, executive officers, advisors or any of their affiliates may purchase public shares in privately negotiated transactions or in the open market prior to the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares, rights or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the completion of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information; and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it may be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, other initial stockholders, directors, executive officers, advisors or any of their affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases may be to: (i) vote such public shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination; (ii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met; or (iii) reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it more difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, other initial stockholders, directors, executive officers, advisors or any of their affiliates anticipate that they may identify the stockholders with whom our sponsor, other initial stockholders, directors, executive officers, advisors or any of their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our furnishing of proxy materials in connection with our initial business combination. To the extent that our sponsor, other initial stockholders, directors, executive officers, advisors or any of their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our proposed initial business combination. Our initial stockholders, sponsor, executive officers, directors, advisors or any of their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor or its affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, other initial stockholders, directors, executive officers, advisors or any of their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public stockholders upon completion of our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.10 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. Our other directors and officers have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of our initial business combination either: (i) in connection with a stockholder meeting called to approve the business combination; or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our second amended and restated certificate of incorporation would typically require stockholder approval. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law and stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.

If we hold a stockholder vote to approve our initial business combination, we will, pursuant to our second amended and restated certificate of incorporation:

•	conduct redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

If we seek stockholder approval of our initial business combination, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of capital stock representing a majority of all of our issued and outstanding shares of capital stock entitled to vote at such meeting. Shares held by our initial stockholders, directors and officers will count towards this quorum. Our initial stockholders have agreed to vote all of their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Our other directors and officers also have agreed to vote in favor of our initial business combination with respect to any public shares acquired by them in or after this offering. These voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will complete our initial business combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against a proposed initial business combination or vote at all. In addition, our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of a business combination. Our other directors and officers have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering.

Our second amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, any proposed agreement relating to our initial business combination may require: (i) cash consideration to be paid to the target or its owners; (ii) cash to be transferred to the target for working capital or other general corporate purposes; or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we would not be able to complete the business combination or redeem any such shares, and all shares of common stock submitted for redemption would be returned to the holders thereof.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our second amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct a redemption pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase shares of our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on redemption upon completion of our initial business combination if we seek stockholder approval

Notwithstanding the foregoing redemption rights, our second amended and restated certificate of incorporation will provide that if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its Excess Shares. We believe the restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 20% of the shares to be sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares were not purchased by us, our sponsor or our management team at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 20% of the shares to be sold in this offering, we believe we will limit the ability of a small group of such stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date to be set forth in the tender offer documents or proxy materials we will furnish to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we furnish our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date to be set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable.

Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we would promptly return any certificates delivered by public holders who elected to redeem their shares.

If any proposed initial business combination is not completed, we may continue to try to complete our initial business combination with a different target until 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period).

Redemption of public shares and liquidation if no initial business combination

Our sponsor, executive officers and directors have agreed that we will have 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period) to complete our initial business combination. If we are unable to complete our business combination within such 18-month period (or 21 month period, as applicable), we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and less up to $50,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights or warrants, which will expire worthless if we fail to complete our initial business combination within the 18-month time period (or 21 month period, as applicable).

Our initial stockholders have entered into a letter agreement with us pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period). However, if our initial stockholders or other members of our management team acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18-month time period (or 21 month period, as applicable).

The underwriters have agreed to waive their rights to their deferred underwriting commission to be held in the trust account in the event we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable) and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our shares of common stock.

Our initial stockholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable), unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then-outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Prior to acquiring any securities from our initial stockholders, directors or officers, permitted transferees must enter into a written agreement with us agreeing to be bound by the same restrictions.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per share redemption amount received by stockholders upon our dissolution would be approximately $10.10. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share redemption amount received by stockholders will not be substantially less than $10.10. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. See the section of this prospectus entitled “Risk Factors—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors described above. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our executive officers will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if our executive officers believe that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our executive officers to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where executive officers are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (i) $10.10 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We cannot assure you, however, that our sponsor would be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below: (i) $10.10 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price will not be substantially less than $10.10 per share. See the section of this prospectus entitled “Risk Factors—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors described above.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,000,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $50,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $650,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account for working capital would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $650,000, the amount of funds we intend to hold outside the trust account for working capital would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period) may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following our 18th month from the closing date of this offering (or 21st month, as applicable) in the event that we do not complete our business combination and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 18 months from the closing date of this offering (or 21 months, as applicable), is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete our business combination within 18 months from the closing date of this offering (or 21 months, as applicable), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income earned on the trust account (which interest shall be net of taxes payable and less up to $50,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. See the section of this prospectus entitled “Risk Factors—If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.”

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable) or if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with our initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Second Amended and Restated Certificate of Incorporation

Our second amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. If we seek to amend any provisions of our second amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity, we will provide dissenting public stockholders with the opportunity to redeem their public shares in connection with any such vote. Our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. Our other directors and officers have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. Specifically, our second amended and restated certificate of incorporation will provide, among other things, that:

•	prior to the completion of our initial business combination, we will either: (i) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable); or (ii) provide our public stockholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable), in each case subject to the limitations described herein;

•	we will complete our initial business combination only if we have net tangible assets of at least $5,000,001 upon such completion;

•	if our initial business combination is not completed within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), then our existence will terminate and we will distribute all amounts in the trust account; and

•	prior to our initial business combination, we may not issue additional common stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

These provisions may not be amended without the approval of holders of 65% of our common stock. In the event we seek stockholder approval in connection with our initial business combination, our second amended and restated certificate of incorporation will provide that we may complete our initial business combination only if approved by a majority of the outstanding shares of common stock voted by our stockholders at a duly held stockholders meeting.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period).

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete Our Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination (which is initially anticipated to be $10.10 per share), including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then—outstanding public shares, subject to the	If we seek stockholder approval of our initial business combination, our sponsor, other initial stockholders, directors, executive officers, advisors, or any of their affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase public shares in such transactions.	If we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable), we will redeem all public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.10 per share), including interest earned on the trust account deposits (less up to $50,000 to pay dissolution expenses, which interest shall be net of taxes payable), divided by the number of then-outstanding public shares.

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete Our Initial Business Combination
limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the founder shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms of a Rule 419 Offering
Escrow of offering proceeds	The rules of the NASDAQ Capital Market provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account.	Approximately $153,090,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be

	Terms of Our Offering	Terms of a Rule 419 Offering

$181,800,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$181,800,000 of the net offering proceeds and the proceeds from the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by: (i) any taxes paid or payable; and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $50,000 to pay dissolution expenses.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	NASDAQ rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the value of the assets held in the trust account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms of a Rule 419 Offering
Trading of securities issued	The units have been approved for listing on NASDAQ. The common stock, rights and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus unless Macquarie Capital (USA) Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described under “Description of Securities—Units” and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the units or the underlying common stock, rights or warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing date of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest earned on the	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days

	Terms of Our Offering	Terms of a Rule 419 Offering

trust account deposits (which interest shall be net of taxes payable) upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our second amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval of our initial business combination, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against a proposed initial business combination or vote at all.

from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	If we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable), we will: (i) cease all operations except for	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust

	Terms of Our Offering	Terms of a Rule 419 Offering
	the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and less up to $50,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	or escrow account are returned to investors.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (i) the completion of our initial business combination; (ii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms of a Rule 419 Offering

agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), subject to applicable law; and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not completed our initial business combination within

18 months from the closing date of this offering (or 21 months, as applicable).

Limitation on redemption rights of stockholders holding more than 20% of the shares sold in this offering if we hold a stockholder vote	Our second amended and restated certificate of incorporation will provide that if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 20% of the shares sold in this offering). Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell their Excess Shares in open market transactions.	Most blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

	Terms of Our Offering	Terms of a Rule 419 Offering
Tendering share certificates in connection with a tender offer or redemption rights	We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date to be set forth in the tender offer documents or proxy materials we will furnish to such holders or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we furnish our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding rights and warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will be required to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under law, and only present the opportunity to us if such other entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our second amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any of our officers and directors unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Macquarie and its affiliates engage in a broad spectrum of activities including principal investing, specialized investment vehicle management, asset management, financial advisory, securities underwriting, sales and trading, investment research, lending and other activities. In the ordinary course of business, they engage in activities where their interests or the interests of their clients may conflict with our interests. Accordingly, there may be situations in which Macquarie or an affiliate has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship with Macquarie.

Macquarie, its affiliates and their clients make investments in a variety of different businesses and may directly compete with us for acquisition opportunities provided or created by Macquarie or its affiliates that meet our initial business combination objectives. Neither Macquarie nor any of its affiliates has an obligation to offer potential acquisition opportunities to us and may allocate them at its discretion to us or other parties. We will not have any priority in respect of acquisition opportunities provided or created by Macquarie or its affiliates. You should assume that Macquarie and its affiliates and clients will have priority over us in terms of access to acquisition opportunities and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship with Macquarie.

Clients of Macquarie and its affiliates may also compete with us for investment opportunities meeting our initial business combination objectives. If Macquarie or any of its affiliates is engaged to act for any such clients, we may be precluded from pursuing opportunities that would conflict with Macquarie’s or its affiliate’s obligations to such client. In addition, investment ideas generated within Macquarie or its affiliates may be suitable for our company or a client of Macquarie or its affiliates, and may be directed to any of such persons or entities rather than to us. Macquarie or its affiliates may also be engaged to advise the seller of a company, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, the interests of Macquarie or its affiliates, or their obligations to the seller, may diverge from our interests.

Our sponsor, officers and directors have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 18 months after the closing date of this offering (or 21 months, as applicable). Neither Macquarie nor any of its affiliates (other than the sponsor) has entered into such an agreement and, accordingly, are not precluded from participating in any other blank check company or from underwriting an offering by any other blank check company.

Indemnity

Our sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (i) $10.10 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not asked our sponsor to reserve for its indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Facilities

We currently maintain our offices at 1180 Peachtree Street, N.E., Suite 2400 Atlanta, Georgia 30309. We consider our current office space adequate for our current operations.

Employees

At the completion of the offering we will have 3 officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination.

Periodic Reporting and Financial Information

We will register our units, common stock, rights and warrants under the Exchange Act and will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by an independent registered public accounting firm.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential target businesses, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures beginning with, and for, the fiscal year ending March 31, 2018 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the completion of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior September 30th; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors, Director Nominees and Executive Officers

Name	Age	Title
Lewis W. Dickey, Jr.	55	President, Chief Executive Officer and Chairman
William Drewry	53	Chief Financial Officer
Adam Kagan	42	General Counsel and Assistant Secretary
Blair Faulstich	46	Director Nominee*
George Brokaw	49	Director Nominee*
John White	54	Director Nominee*

*	This individual has indicated his assent to occupy such position upon the completion of this offering.

Our directors, director nominees and executive officers are as follows:

Lewis W. Dickey, Jr. has served as our President and Chief Executive Officer and sole director since January 2017 and will serve as our President, Chief Executive Officer and Chairman following this offering. Mr. Dickey has served as the Co-Founder and Chairman, since 2010, of DM Luxury, a publisher of lifestyle magazines in the United States. Mr. Dickey served as Vice Chairman, from October 2015 to March 2017, of the board of directors of Cumulus, a leader in the radio broadcasting industry which owns and operates a nationwide radio network. From December 2000 to October 2015, Mr. Dickey served as Cumulus’s Chairman, President and Chief Executive Officer. Mr. Dickey was co-founder of, and an initial investor in, Cumulus and served as Cumulus’s Executive Vice Chairman from March 1998 to December 2000. Mr. Dickey served on Cumulus’s Board of Directors from 1998 to March 2017. Prior to co-founding Cumulus, Mr. Dickey was a nationally regarded consultant on media strategy and the author of The Franchise—Building Radio Brands, published by the National Association of Broadcasters, one of the industry’s leading texts on competition and strategy. Mr. Dickey holds a bachelor’s and master’s degree from Stanford University and an M.B.A. from Harvard Business School. Mr. Dickey’s qualifications to serve as our President, Chief Executive Officer and Chairman include over thirty years of experience in the media, entertainment and marketing services industries.

William Drewry has served as our Chief Financial Officer since February 2017. Mr. Drewry is a founding partner of Pursuit Advisory LP, a transaction and strategic advisory services provider which launched in 2015. Prior to founding Pursuit Advisory LP, Mr. Drewry was a Managing Director at RBC Capital Markets (“RBC”), a global investment bank, from 2011 to 2015, where he helped lead the media and entertainment practice and completed a number of lead managed deals for large cap media clients, including in the television broadcasting, film entertainment and digital media industries. Prior to his time at RBC, Mr. Drewry was Chairman of Media Investments at Diamond Castle Holdings, a private equity firm, from 2009 to 2011, and prior to that, was a Managing Director at UBS Investment Bank, a global investment bank, in the Global Media Group from 2007 to 2008. Mr. Drewry also previously headed the Global Media Research team at Credit Suisse, a financial services company, from 1998 to 2007. Mr. Drewry began his career in 1992 as a research analyst with Paine Webber / Kidder Peabody, a brokerage and asset management firm. Mr. Drewry holds a bachelor’s degree from Old Dominion University.

Adam Kagan has served as our General Counsel and Assistant Secretary since February 2017. Mr. Kagan also serves as the associate general counsel for business affairs, since July 2016, of Hearts & Science, LLC, a data-driven marketing agency and an Omnicom Group Inc. company. At Hearts & Science, Mr. Kagan, advises global advertisers in connection with brand-integrated entertainment, content production and distribution and social media initiatives. Prior to joining Hearts & Science in 2016, Mr. Kagan served as the head of business and legal affairs and production, from November 2014, of Ora Media L.L.C. (“Ora”), owner of a television production studio and an on-demand digital television network funded by América Móvil, S.A.B., DE C.V. At Ora, Mr. Kagan oversaw a bicoastal production operation delivering television and digital content to a variety of national and international television channels. Mr. Kagan served as the vice president of legal and business affairs, from May 2014 to November 2014, of Three Lions Entertainment, LLC (“Three Lions”), a performance production company, prior to joining Ora. Mr. Kagan also served as international counsel from January 2007 to May 2014 for Viacom International Media Networks (“VIMN”), a group within Viacom Inc. that offers brands, content, products and services to individuals around the world. At VIMN, Mr. Kagan advised on international content production and distribution. Mr. Kagan holds a bachelor’s degree from the Tisch School of the Arts and a J.D. from Pace University School of Law. Mr. Kagan is a member of the New York bar.

Blair Faulstich will serve as a director following this offering. Mr. Faulstich has served as a managing director, since 2011, of Benefit Street Partners L.L.C. (“BSP”), a multi-strategy credit manager. Prior to joining BSP in 2011, Mr. Faulstich was a managing director and co-head of media and communications investment banking at Citadel Securities, LLC (“Citadel”), a brokerage, provider of investment banking services and subsidiary of Citadel LLC. Mr. Faulstich worked at Citadel from 2009 to 2011. Mr. Faulstich also worked as a managing director, from 2004 to 2009, in the media and communications investment banking group at Merrill Lynch & Co. Inc. (“Merrill Lynch”), a provider of investment, financing and other related financial services. Prior to Merrill Lynch, Mr. Faulstich held various positions at Deutsche Bank Alex. Brown Inc. (“Alex. Brown”)—the brokerage and investment bank of Deutsche Bank, AG—from 1997 to 2004, also in the media investment banking group. Before joining Alex. Brown in 1997, Mr. Faulstich spent three years at Arthur Andersen LLP, an accounting firm. Mr. Faulstich holds a bachelor’s degree from Principia College and an M.B.A. from Cornell University. Mr. Faulstich is qualified to serve as a director due, among other things, to his experience in finance and strategy, particularly in the media and communications space, acquired over the course of his career spent working as an investment banker in that space.

George Brokaw will serve as a director following this offering. Mr. Brokaw has served as a Managing Partner since 2013, at Trafelet Brokaw & Co., an investment firm. From 2012 to 2013, Mr. Brokaw was a Managing Director of the Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC (“Highbridge”)—an alternative investment firm. Prior to joining Highbridge in 2012, Mr. Brokaw held senior positions at Perry Capital, LLC, a hedge fund, from 2005 to 2011 and Lazard Frères & Co. LLC, a financial advisory and asset management firm, from 1996 to 2005. Mr. Brokaw has served as a member of the board of directors of DISH Network Corporation, since October 2013 and Alico, Inc., since November 2013. Mr. Brokaw served on the board of directors of Terrapin 3 Acquisition Corporation, a special purpose acquisition company, from July 2014 until the consummation of its business combination with Yatra in December 2016. Mr. Brokaw previously served on the board of directors of North American Energy Partners Inc. from 2006 to 2013. Mr. Brokaw holds a bachelor’s degree from Yale University and a J.D. and M.B.A. from the University of Virginia. Mr. Brokaw is a member of the New York Bar. Mr. Brokaw is qualified to serve as a director due, among other things, to his experience in finance and strategy acquired as an advisor to and member of various boards of directors, as well as his experience with blank check companies.

John White will serve as a director following this offering. Mr. White has served as a partner of Moorgate Capital Partners LLC (“Moorgate”), an independent merchant bank, advisory firm and broker dealer, since 2010, when Mr. White founded the company. Prior to founding Moorgate, Mr. White served as the head of the technology, media and telecommunications investment banking group of Wachovia Securities from 2006 to 2009. Mr. White previously worked in the media and communications investment banking group at JP Morgan Chase & Co. in both the U.S. and England, from 1994 to 2005, and was head of their media and communications investment banking group from 2003 to 2005. Mr. White has served as a member of the board of directors of Telescope, Inc., since December 2012 and ITC Service Group, Inc., since June 2016. Mr. White received a bachelor’s degree from Middlebury College. Mr. White is qualified to serve as a director due, among other things, to his experience in finance and strategy, specifically in the media and communications space, acquired as an advisor to and member of various boards of directors and over the course of his career spent working as an investment banker in that space.

Number and Terms of Office of Officers and Directors

Upon the completion of this offering, we expect that our board of directors will consist of four members. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of John White, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of George Brokaw, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Lewis W. Dickey, Jr. and Blair Faulstich, will expire at the third annual meeting of stockholders.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices to be set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws will provide that our officers will consist of a Chief Executive Officer, a Secretary and a Treasurer, and may consist of a President, a Chief Financial Officer, Vice Presidents, Assistant Secretaries and other such offices as may be determined by the board of directors.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the completion of this offering, Blair Faulstich, George Brokaw and John White will be “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors have received any compensation for services rendered to us. We will not pay our independent directors any annual compensation until the earlier of completion of our initial business combination and our liquidation. We have agreed to pay each of our Chief Financial Officer and our General Counsel $25,000 per year for their services to us. Our sponsor, officers, directors and any of their respective affiliates will be reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing our initial business combination. Our audit committee will review on a quarterly basis all payments that are made to our sponsor, officers, directors or our or any of their respective affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All of this compensation will be disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials, as applicable, furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer or proxy solicitation materials, as applicable, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers after the completion of our initial business combination will be determined by a compensation committee constituted solely of independent directors.

We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business and we do not believe that the ability of our management to remain with us after the completion of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors

Upon the completion of this offering, our board of directors will have two standing committees: an audit committee and a compensation committee. Our audit committee will be composed of three independent directors, and our compensation committee will be composed of two independent directors.

Audit Committee

Upon the completion of this offering, we will establish an audit committee of the board of directors. The members of our audit committee will be Blair Faulstich, George Brokaw and John White. Blair Faulstich will serve as chairman of the audit committee. Under NASDAQ listing standards and applicable SEC rules, we are required to have three members of the audit committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors. Blair Faulstich, George Brokaw and John White qualify as independent directors under applicable rules. Each member of the audit committee is financially literate and our board of directors has determined that each of Blair Faulstich, George Brokaw and John White qualify as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•	pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm has with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent registered public accounting firm and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the completion of this offering, we will establish a compensation committee of the board of directors consisting of at least two members. The members of our Compensation Committee will be Blair Faulstich, George Brokaw and John White. George Brokaw will serve as chairman of the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or NASDAQ rules. In accordance with Rule 5605(e)(1) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are expected to be Blair Faulstich, George Brokaw and John White. In accordance with Rule 5605(e)(1)(A) of the NASDAQ rules, all such directors will be independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

Prior to our initial business combination, the board of directors will also consider director candidates recommended for nomination by holders of our founder shares during such times as they are seeking proposed nominees to stand for election at an annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Stockholders that wish to nominate a director for election to our board of directors should follow the procedures to be set forth in our amended and restated bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, nor in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

Prior to the completion of this offering, we will adopt a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will be required to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under law, and only present the opportunity to us if such other entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our second amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any of our officers and directors unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Macquarie and its affiliates, engage in a broad spectrum of activities including principal investing, specialized investment vehicle management, asset management, financial advisory, securities underwriting, sales and trading, investment research, lending and other activities. In the ordinary course of business, they engage in activities where their interests or the interests of their clients may conflict with our interests. Accordingly, there may be situations in which Macquarie or an affiliate has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship with Macquarie.

Macquarie, its affiliates and their clients make investments in a variety of different businesses and may directly compete with us for acquisition opportunities provided or created by Macquarie or its affiliates that meet our initial business combination objectives. Neither Macquarie nor any of its affiliates has an obligation to offer potential acquisition opportunities to us and may allocate them at its discretion to us or other parties. We will not have any priority in respect of acquisition opportunities provided or created by Macquarie or its affiliates. You should assume that Macquarie and its affiliates and clients will have priority over us in terms of access to acquisition opportunities and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship with Macquarie.

Clients of Macquarie and its affiliates may also compete with us for investment opportunities meeting our initial business combination objectives. If Macquarie or any of its affiliates is engaged to act for any such clients, we may be precluded from pursuing opportunities that would conflict with Macquarie’s or its affiliates’ obligations to such client. In addition, investment ideas generated within Macquarie or its affiliates may be suitable for our company or a client of Macquarie or its affiliates, and may be directed to any of such persons or entities rather than to us. Macquarie or its affiliates may also be engaged to advise the seller of a company, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, the interests of Macquarie or its affiliates, or their obligations to the seller may diverge from our interests.

Our sponsor, officers and directors have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 18 months after the closing date of this offering (or 21 months, as applicable). Neither Macquarie nor any of its affiliates (other than the sponsor) has entered into such an agreement and, accordingly, are not precluded from participating in any other blank check company or from underwriting an offering by any other blank check company.

Since the consents of MIHI and Modern Media, LLC, both of whom are affiliates of our sponsor, are required for approval of our initial business combination, any such conflict of interest could prevent us from completing our initial business combination; provided, however, that the consent of MIHI and Modern Media, LLC will not be unreasonably withheld by either party, giving consideration to such issues including but not limited to the potential regulatory, reputational or compliance impact to either party.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “—Directors, Director Nominees and Executive Officers.”

•

Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. Our other directors and officers have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. Additionally, our initial stockholders have entered into a letter agreement with us pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months after the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period). However, if our initial stockholders or any of our officers, directors or affiliates acquire any public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the private placement warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial stockholders until the earlier of: (i) one year after the completion of our initial business combination; and (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up. With certain limited exceptions, the private placement warrants, and the common stock underlying such warrants, will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. Due to the affiliation of our officers and certain of our directors with our sponsor and since our sponsor may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•	Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•	Our key personnel may have a conflict of interest with respect to evaluating a potential business combination if the retention or resignation of any such key personnel was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our second amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Name of Individual	Entity Name	Entity’s Business	Affiliation
Lewis W. Dickey, Jr.	DM Luxury, LLC	Publisher of luxury lifestyle magazines	Co-founder and Chairman of the Board
William Drewry	Pursuit Advisory LP	Provider of transaction and strategic advisory services	Founding partner
Adam Kagan	Hearts & Science, LLC	Marketing agency	Associate General Counsel

Name of Individual	Entity Name	Entity’s Business	Affiliation
Blair Faulstich	Benefit Street Partners L.L.C.	Credit manager	Managing Director
George Brokaw	Trafelet Brokaw & Co.	Investment management and financial advisory services	Managing Partner
	DISH Network Corporation	Provider of satellite TV	Director
	Alico, Inc.	Agriculture and land management	Director
John White	Moorgate Capital Partners LLC	Independent merchant bank, advisory firm and broker dealer	Partner
	Telescope, Inc.	Interactive media and technology	Director
	ITC Service Group, Inc.	Voice, data and video service provider	Director

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will be required to honor these obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination. Our second amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We will not be prohibited from pursuing our initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or from an independent accounting firm, that our initial business combination is fair to our company from a financial point of view.

In addition, our sponsor or any of its affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete our initial business combination.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote all of their founder shares and any public shares purchased during or after this offering in favor of our initial business combination, and our officers and other directors have also agreed to vote any public shares purchased by them in or after this offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our second amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law and any other applicable law, as it now exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted prior to such amendment). In addition, our second amended and restated certificate of incorporation will provide that to the full extent permitted by Delaware law and any other applicable law currently or hereinafter in effect, our directors will not be personally liable to us or our stockholders for breaches of their fiduciary duty as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification to be provided for in our second amended and restated certificate of incorporation. Our second amended and restated certificate of incorporation will also permit us to maintain insurance on behalf of any officer, director, employee or agent for any expense, liability or loss arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will obtain a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the rights included in the units offered by this prospectus or the private placement warrants as these rights and warrants are not convertible or exercisable, respectively, within 60 days of the date of this prospectus.

The post-offering ownership percentage column below assumes that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 675,000 founder shares and that there are 22,500,000 shares of our common stock issued and outstanding after this offering.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering
Modern Media Sponsor, LLC(1)	5,075,000	98.1%	19.6%
MIHI LLC(2)	5,075,000	98.1%	19.6%
Modern Media, LLC(3)	5,075,000	98.1%	19.6%
Lewis W. Dickey, Jr.(3)	5,075,000	98.1%	19.6%
William Drewry	15,000	*	*
Adam Kagan	10,000	*	*
Blair Faulstich	25,000	*	*
George Brokaw	25,000	*	*
John White	25,000	*	*
All directors and executive officers as a group (6 individuals)	5,175,000	100.00%	20.00%

*	Less than one percent.
(1)	Modern Media Sponsor, LLC is 50% owned by MIHI and 50% owned by Modern Media, LLC. MIHI and Modern Media, LLC have shared voting and dispositive power with respect to the shares held by Modern Media Sponsor, LLC and, as such, may be deemed to beneficially own the shares held by Modern Media Sponsor, LLC. Each of MIHI and Modern Media, LLC disclaim such beneficial ownership except to the extent of their respective pecuniary interests therein. See Note 2 below for information on the ownership of MIHI. See Note 3 below for information on the ownership of Modern Media, LLC. The business address of Modern Media Sponsor, LLC is 1180 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30309.
(2)	MIHI owns 50% of our sponsor and, as such, may be deemed to beneficially own shares held by our sponsor. MIHI is a member managed LLC. MIHI is indirectly controlled by Macquarie, a publicly listed company in Australia. Please refer to the structure chart on page 10 showing the ownership structure of MIHI. Nicholas Moore is the chief executive officer of Macquarie and in such position has voting and dispositive power with respect to securities held by MIHI. By virtue of the relationships described in this footnote, Macquarie and Mr. Moore may be deemed to share beneficial ownership of all shares held by MIHI. Each of Macquarie and Mr. Moore expressly disclaims any such beneficial ownership, except to the extent of their individual pecuniary interests therein. The address of MIHI is c/o Macquarie Capital (USA) Inc., 125 West 55th Street, L-22, New York, NY 10019-5369.

(3)	Mr. Dickey owns 100% of Modern Media, LLC, which owns 50% of our sponsor and, as such, he may be deemed to beneficially own shares held by Modern Media, LLC or our sponsor. Mr. Dickey disclaims such beneficial ownership except to the extent of his pecuniary interest therein.

Immediately after this offering, our initial stockholders are expected to beneficially own approximately 20% of our then issued and outstanding common stock. Because of their ownership block, our initial stockholders may be able to effectively influence the outcome of all other matters requiring approval by our stockholders, including, amendments to our second amended and restated certificate of incorporation and approval of significant corporate transactions.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 7,050,000 private placement warrants at a price of $1.00 per warrant, or $7,050,000 in the aggregate, in a private placement that will close simultaneously with the closing of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private placement warrants (up to a maximum of 270,000) at a price of $1.00 per warrant, in an amount necessary to maintain the trust account at $10.10 per unit sold to the public in this offering. These additional private placement warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. Each private placement warrant will entitle the holder to purchase one share of our common stock at $11.50 per share, subject to adjustments as described herein. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. The private placement warrants will be non-redeemable by us and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Otherwise, the private placement warrants will have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period.

Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any shares of common stock issued upon exercise of the private placement warrants are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreements with us to be entered into by our initial stockholders. Those lock-up provisions provide that such securities are not transferable, assignable or salable: (i) in the case of the founder shares, until the earlier of (a) one year after the completion of our initial business combination or (b) if, subsequent to our initial business combination, (x) the last reported closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; and (ii) in the case of the private placement warrants and the respective common stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case: (a) to affiliates of our sponsor (including, without limitation, by means of any distribution by the sponsor of securities to its members), to our officers or directors, to officers, directors, members or beneficial owners of our sponsor, to any affiliates or family members of the foregoing or to any trust where any of the foregoing is the primary beneficiary; (b) in the case of any beneficial owner of our sponsor or an individual, by gift to a member of one of the members of the beneficial owners of our sponsor or individual’s immediate family, to a trust, the beneficiary of which is a member of one of the beneficial owners of our sponsor or individual’s immediate family, an affiliate of such person or beneficial owner, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the completion of a business combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of Delaware or our sponsor’s amended and restated limited liability company agreement upon dissolution of our sponsor; or (h) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a), (b) and (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

Our initial stockholders and holders of our private placement warrants and working capital loan warrants, if any, and their respective permitted transferees (and any shares of common stock issuable upon the exercise of the private placement warrants or working capital loan warrants) will have registration rights to require us to register a sale of any of such securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, in the case of the founder shares and the private placement warrants (and any shares of common stock issuable upon the exercise of the private placement warrants) excluding short form registration demands, and one demand, in the case of the working capital loan warrants (and any shares of common stock issuable upon the exercise of the working capital loan warrants), that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which will occur: (i) in the case of the founder shares, upon the earlier of (a) one year after the completion of our initial business combination or (b) if, subsequent to our initial business combination, (x) the last reported closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalization, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the private placement warrants and the working capital loan warrants and the respective common stock underlying such warrants, 30 days after the completion of our initial business combination, except as otherwise described herein; provided, however, that in no event can any such registration statement covering the working capital loan warrants (and any shares of common stock issuable upon the exercise of the working capital loan warrants) become effective prior to 180 days following the effective date of the registration statement of which this prospectus forms a part. In the case of the working capital loan warrants, the demand registration right provided will not be exercisable for longer than five years from the effective date of the registration statement of which this prospectus forms a part in compliance with FINRA Rule 5110(f)(2)(G)(iv) and the piggyback registration right provided will not be exercisable for longer than seven years from the effective date of the registration statement of which this prospectus forms a part in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In June 2014, we were formed by MIHI, at which point MIHI paid an aggregate purchase price of $25,000, or approximately $250.00 per share, for its ownership interest in us. Prior to this initial investment, we had no assets, tangible or intangible. In January 2017, MIHI transferred its ownership interest in us to our sponsor for no consideration. The per share price for the founder shares was determined by dividing the amount initially contributed to the company by the number of founder shares issued. Effective February 15, 2017 we completed the Stock Split and, as a result, our sponsor held 7,187,500 shares of our common stock. Our sponsor subsequently sold certain of such shares to certain of our officers and/or directors. Our sponsor thereafter surrendered 2,875,000 of its shares to us for no consideration. On May 11, 2017, we declared and paid to our stockholders a stock dividend of approximately 0.20475 shares for each share then held. As a result thereof, the total number of founder shares outstanding increased from 4,312,500 to 5,175,000 and the number of founder shares held by our sponsor increased from 4,212,500 to 5,075,000. All other stockholders surrendered to us for no consideration the shares received by them pursuant to the stock dividend. Up to 675,000 of our sponsor’s founder shares will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, if at all. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 20,700,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the issued and outstanding shares of common stock after this offering. Our initial stockholders do not intend to purchase any units in this offering.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 7,050,000 private placement warrants for a purchase price of $1.00 per warrant in a private placement that will close simultaneously with the closing of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us an additional number of private placement warrants (up to a maximum of 270,000) at a price of $1.00 per warrant, in an amount necessary to maintain the trust account at $10.10 per unit sold to the public in this offering. As such, our sponsor’s interest in this transaction is valued at $7,050,000 given the number of private placement warrants committed to be purchased. Each private placement warrant will entitle the holder to purchase one share of common stock at $11.50 per share. The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferable, assignable, or salable by it until 30 days after the completion of our initial business combination.

We have granted Macquarie Capital (USA) Inc., an affiliate of our sponsor (and an underwriter of this offering), a right of first refusal for a period of 36 months from the closing date of this offering to provide to us certain financial advisory, underwriting, capital raising, and other services for which it may receive fees.

Except as described above, Macquarie Capital (USA) Inc. has not yet been retained for a specific financial advisory, underwriting, capital raising or other transaction and so we are not able to quantify the fees for any such engagement. No funds will be paid out of the trust to fund any such fee payments and it is not expected that any fees would be paid prior to the completion of a business combination. The actual amount of fees received will vary significantly based on the size of any transaction and the extent to which other investment banks are involved.

As more fully discussed in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Our sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing our initial business combination. Our audit committee will review on a quarterly basis all payments that are made to our sponsor, officers, directors or our or any of their affiliates, and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf, although no such reimbursements will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination.

Prior to the closing of this offering, our sponsor may loan us up to an aggregate of $650,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and due at the earlier of June 30, 2017 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the estimated $650,000 of offering proceeds that has been allocated to the payment of offering expenses. As of May 11, 2017, $350,000 was outstanding under these loans. The value of our sponsor’s interest in this loan transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, (i) our sponsor has committed to loan us up to an aggregate of $500,000, to be provided to us in the event that funds held outside of the trust are insufficient to fund our expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business combination and (ii) our sponsor, one or more affiliates of our sponsor or certain of our officers and directors may, but are not obligated to, loan us any additional funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into working capital loan warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The working capital loan warrants would be identical to the private placement warrants issued to our sponsor, including as to exercise price, exercisability and exercise period except that, (i) such warrants shall not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part and (ii) pursuant to FINRA Rule 5110(g)(1), such warrants, and the shares of common stock issuable upon exercise of such warrants, shall be subject to certain additional restrictions on transfer, as described under “Description of Securities—Warrants—Private Placement Warrants and Working Capital Loan Warrants.” Other than as set forth above, the terms of such loans by our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or certain of our officers or directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After the completion of our initial business combination, members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All of this compensation will be disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials, as applicable, furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer or proxy solicitation materials, as applicable, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We will enter into a registration rights agreement with respect to the founder shares, private placement warrants and working capital loan warrants (if any), which is described under the heading “Principal Stockholders—Registration Rights.”

DESCRIPTION OF SECURITIES

Pursuant to our second amended and restated certificate of incorporation, we will be authorized to issue 100,000,000 shares of common stock, $0.0001 par value each and 10,000,000 shares of undesignated preferred stock. The following description summarizes the material terms of our securities as set out more particularly in our amended and restated certificate of incorporation, bylaws, the form of right agreement and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an initial public offering price of $10.00 and consists of one share of common stock, one right and one-half of one warrant. Each right will entitle the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of our initial business combination. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder will be able to exercise its warrants only for a whole number of the company’s shares of common stock. This means only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will be eligible to trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

The common stock, rights and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus unless Macquarie Capital (USA) Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, rights and warrants.

In no event will the common stock, rights and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the Company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K, which will include this audited balance sheet, promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Upon the closing of this offering, 22,500,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 675,000 founder shares by our sponsor), including:

•	18,000,000 shares of our common stock underlying the units being offered in this offering; and

•	4,500,000 shares of our common stock held by our initial stockholders.

Stockholders of record will be entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our second amended and restated certificate of incorporation or amended and restated bylaws or as required by the applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our outstanding shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted in the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our second amended and restated certificate of incorporation will authorize the issuance of 100,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to put to a stockholder vote a proposal to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination.

In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on NASDAQ. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors as will be provided for in our amended and restated bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the completion of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. Our other directors and officers have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. Permitted transferees of our initial stockholders, officers or directors will be subject to the same obligations. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange listing requirements, if a stockholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our second amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our second amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval of our initial business combination, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or any of their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will complete our initial business combination.

Our second amended and restated certificate of incorporation will provide that if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem their Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment in us if they sell their Excess Shares in open market transactions. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 20% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, our initial stockholders have agreed to vote all of their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need only 6,750,001, or approximately 37.5%, of the 18,000,000 public shares being offered and sold in this offering to be voted in favor of our initial business combination (assuming all outstanding shares of our common stock are voted and the over-allotment option is not exercised) in order to have such initial business combination approved. Our other directors and officers have also entered into letter agreements similar to the one entered into with our initial stockholders with respect to any public shares acquired by them in or after this offering. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against a proposed initial business combination or vote at all.

Pursuant to our second amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and less up to $50,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholder and our board of directors, dissolve and liquidate, subject in each case to our obligations under

Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable). However, if our initial stockholders or any of our management team acquire any public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18 month time period (or 21 month period, as applicable).

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that: (i) the founder shares are subject to certain transfer restrictions, as described in more detail below; (ii) our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed (a) to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination; (b) to waive their redemption rights with respect to their founder shares and any public shares they may acquire in connection with a stockholder vote to approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we fail to complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable); (c) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed timeframe); and (iii) the founder shares will have certain registration rights. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote all of their founder shares and any public shares they hold that are purchased during or after this offering in favor of our initial business combination. Permitted transferees of founder shares will have such shares subject to the same obligations as our initial stockholders.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of our initial business combination or earlier if, (x) subsequent to our initial business combination, the last reported closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

Our second amended and restated certificate of incorporation will authorize us to issue 10,000,000 shares of preferred stock and will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Rights

Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination, even if the holder of such right redeemed all shares of common stock held by it in connection with our initial business combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of our initial business combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement therefor will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to us.

If we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable) and we liquidate the funds held in the trust account, holders of rights will not receive any such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

As soon as practicable upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such rights the number of full shares of common stock to which it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such initial business combination and have been informed by the rights agent that the process of exchanging their rights for shares of common stock should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

The rights will be issued in registered form under a right agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. You should review a copy of the right agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the rights. The right agreement will provide that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but will require the approval of the holders of at least 65% of the then-outstanding rights to make any change that adversely affects the interests of the registered holders of the rights.

The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). We will not issue fractional shares upon exchange of the rights. If, upon exchange of the rights, a holder would be entitled to receive a fractional interest in a share, we will, upon exchange, either round up to the nearest whole number the number of shares to be issued to the right holder or otherwise comply with Section 155 of the Delaware General Corporation Law (which provides that Delaware companies shall either (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share). We will make the determination of how we are treating fractional shares at the time of our initial business combination and will include such determination in the materials we send to stockholders for their consideration of such initial business combination.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing date of this offering or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder will be able to exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will be eligible to trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon our redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless we have declared effective a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement), subject to our satisfying our obligations described below with respect to registration. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC and have declared effective a registration statement covering the shares of common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed, as specified in the warrant agreement. Notwithstanding the above, if our shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the

Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•	if, and only if, the last reported closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, holders other than our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a capitalization or stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of shares of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than: (i) as described above, (ii) certain ordinary cash dividends, (iii) to satisfy the redemption rights of the holders of shares of common stock in connection with a proposed initial business combination, (iv) to satisfy the redemption rights of the holders of shares of common stock in connection with a vote to amend our second amended and restated certificate of incorporation in a manner that would effect the substance or timing of our obligation to redeem 100% of our public shares if we fail to complete our initial business combination within 18 months of this offering (or 21 months, as applicable), (v) as a result of the repurchase of shares of common stock by the company if the proposed initial business combination is presented to the stockholders of the company for approval, or (vi) in connection with the redemption of our public shares upon our failure to complete our initial business combination and any subsequent distribution of our assets upon our liquidation, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value (as determined by the board of directors in good faith) of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, (i) if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as to be provided for in the company’s second amended and restated certificate of incorporation or as a result of the repurchase of shares of common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the completion of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of the shares of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The public warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement will provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but will require the approval of the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of the public warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders will not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will be eligible to trade.

Private Placement Warrants and Working Capital Loan Warrants

The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor) and they will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period; provided, however, that if we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), the private placement warrants will expire worthless. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If a holder of the private placement warrants elects to exercise them on a cashless basis, such holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The working capital loan warrants will not be transferable, assignable or salable by any person for a period of 180 days immediately following the date of this prospectus, except pursuant to (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restrictions applicable to the transferee for the remainder of the 180 day time period; (iii) the transfer of any security if the aggregate amount of our securities held by such holder or related person do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities received remain subject to these lock-up restrictions for the remainder of the 180 day time period. The working capital loan warrants shall not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part. Otherwise, the working capital loan warrants have terms and provisions identical to those of the private placement warrants.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. On May 11, 2017, as a result of an increase in the size of this offering, we declared and paid to our stockholders a stock dividend of approximately 0.20475 shares for each share then held. As a result thereof, the total number of founder shares outstanding increased from 4,312,500 to 5,175,000 and the number of founder shares held by our sponsor increased from 4,212,500 to 5,075,000. All other stockholders surrendered to us for no consideration the shares received by them pursuant to the stock dividend. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Rights Agent and Warrant Agent

The transfer agent for our securities, rights agent for our rights and warrant agent for our warrants will be Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, rights agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, fraud or bad faith of the indemnified person or entity.

Our Second Amended and Restated Certificate of Incorporation

Our second amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions will not be able to be amended without the approval of the holders of at least 65% of our common stock.

Our initial stockholders, who will beneficially own at least 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our second amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our second amended and restated certificate of incorporation will provide, among other things, that:

•

if we are unable to complete our initial business combination within 18 months from the closing date of this offering (or 21 months from the closing date of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the closing date of this offering but have not completed the initial business combination within such 18 month period), we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and less up to $50,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•	prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to: (i) receive funds from the trust account; or (ii) vote on any initial business combination;

•	although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

•	if a stockholder vote on our initial business combination is not required by applicable law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•	our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination;

•	if our stockholders approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable), we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then-outstanding public shares; and

•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our second amended and restated certificate of incorporation will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Certain Anti-Takeover Provisions of Delaware Law and Our Second Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our second amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Stockholders

Our second amended and restated certificate of incorporation and our amended and restated bylaws will provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our CEO or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws will provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to or mailed and received by the secretary at our principal executive offices not less than 90 nor more than 120 calender days prior to the first anniversary of the date on which we held the preceding year’s annual meeting of stockholders. Pursuant to Rule 14a-8 of the Securities Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated bylaws will also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Securities Eligible for Future Sale

Immediately after this offering we will have 22,500,000 (or 25,875,000 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding (in each case, excluding shares underlying rights to be sold in this offering). The 18,000,000 shares (or 20,700,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 4,500,000 (or 5,175,000 if the underwriters’ over-allotment option is exercised in full) founder shares and all 7,050,000 private placement warrants (or 7,320,000 if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will have certain registration rights as more fully described below under “—Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock, rights or warrants for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock, rights or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then-outstanding, which will equal 225,000 shares immediately after this offering (or 258,750 if the underwriters exercise their over-allotment option in full); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and our sponsor will be able to sell its private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants and working capital loan warrants, if any, and their respective permitted transferees (and any shares of common stock issuable upon the exercise of the private placement warrants or working capital loan warrants) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for sale under the Securities Act. The holders of these securities will be entitled to make up to three demands, in the case of the founder shares and the private placement warrants (and any shares of common stock issuable upon the exercise of the private placement warrants) excluding short form demands, and one demand, in the case of the working capital loan warrants (and any shares of common stock issuable upon the exercise of the working capital loan warrants), that we register certain of our securities held by them for sale under the Securities Act and have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our initial business combination. However, the registration rights agreement will provide that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which will occur: (i) in the case of the founder shares, on the earlier of (A) one year after the completion of our initial business combination or (B) if, subsequent to our initial business combination, (x) the last reported closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the private placement warrants and the working capital loans warrants and the respective shares of common stock underlying such warrants, 30 days after the completion of our initial business combination, except as otherwise described herein; provided, however, that in no event can any such registration statement covering the working capital loan warrants (and any shares of common stock issuable upon the exercise of the working capital loan warrants) become effective prior to 180 days following the effective date of the registration statement of which this prospectus forms a part. In the case of the working capital loan warrants, the demand registration right provided will not be exercisable for longer than five years from the effective date of the registration statement of which this prospectus forms a part in compliance with FINRA Rule 5110(f)(2)(G)(iv) and the piggyback registration right provided will not be exercisable for longer than seven years from the effective date of the registration statement of which this prospectus forms a part in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have been approved to list our units, common stock, rights and warrants on NASDAQ under the symbols “MMDMU,” “MMDM,” “MMDMR” and “MMDMW,” respectively. Our units will be listed on NASDAQ on or promptly after the effective date of the registration statement. Following the date the shares of our common stock, rights and warrants are eligible to trade separately, we anticipate that the shares of our common stock, rights and warrants will be listed separately and as a unit on NASDAQ.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, the shares of common stock, rights and warrants received as part of such units, and the shares of common stock received upon exercise of warrants received as part of such units or pursuant to rights received as part of such units, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying common stock, right and warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock, rights and warrants should also apply to holders of units (as the deemed owners of the underlying common stock, rights and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased units in this offering.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	banks and other financial institutions;

•	insurance companies;

•	dealers in securities or currencies;

•	traders in securities subject to a mark-to-market method of accounting with respect to their securities holdings;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and investors therein;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	certain former citizens or long-term residents of the United States;

•	tax-exempt entities; and

•	persons deemed to sell our securities pursuant to the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock, one right to receive one-tenth of one share of our common stock upon the consummation of our initial business combination, and one-half of one warrant, with each whole warrant exercisable for one share of our common stock. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you will agree to adopt such treatment for tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of common stock, the one right and the one-half of a warrant based on the relative fair market value of each at the time of issuance. The price allocated to each share of common stock each right and each one-half of one warrant should be the stockholder’s tax basis in such share, right or one-half of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock, the right and the one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the common stock, the right and the one-half of one warrant based on their respective relative fair market values. The separation of the share of common stock, the right and the one-half of one warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of common stock, rights and warrants and a holder’s purchase price allocation are not binding on the Internal Revenue Service (the “IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our units, shares of common stock, rights or warrants who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay cash distributions to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights or Warrants” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the common stock described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights or Warrants. Upon a sale or other taxable disposition of our common stock, rights or warrants which, in general, would include a redemption of common stock, rights or warrants as described below, and including as a result of a dissolution and liquidation in the event we do not complete our initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock, rights or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock, rights or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock, rights or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock, rights or warrants based upon the then fair market values of the common stock, rights and warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its common stock, rights or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock, a right or a warrant or, as discussed below, the U.S. Holder’s initial basis for common stock received upon exercise of warrants or pursuant to rights) less, in the case of a share of common stock, any prior distributions treated as a return of capital.

Redemption of Common Stock. In the event that a U.S. Holder’s common stock is redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities—Common Stock” or if we purchase a U.S. Holder’s common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the common stock under Section 302 of the Code. If the redemption qualifies as a sale of common stock, the U.S. Holder will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights or and Warrants” above. If the redemption does not qualify as a sale of common stock, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders—Taxation of Distributions”. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption of the common stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss with respect to the acquisition of common stock upon exercise of a warrant for cash. The U.S. Holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant (i.e., the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General Treatment of Units”) and the exercise price. The U.S. Holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. Holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of shares of common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants exercised. A U.S. Holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Receipt of Common Stock Pursuant to a Right or Expiration of a Right. A U.S. Holder should not recognize gain or loss upon the receipt of common stock pursuant to the rights. The tax basis of common stock acquired by a U.S. Holder pursuant to the rights should be equal to the U.S. Holder’s tax basis in such rights. The holding period of such common stock should begin on the day after the receipt of such common stock pursuant to such rights. The tax treatment of a right that expires worthless is unclear. U.S. Holders should consult their own tax advisors regarding the tax treatment of any losses that result if the rights expire worthless.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our common stock which is taxable to the U.S. Holders of such shares as described under “U.S. Holders—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends (including constructive dividends) paid to a U.S. Holder and to the proceeds of the sale or other disposition of our units, shares of common stock, rights and warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (generally, on a properly completed IRS Form W-9) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” A Non-U.S. Holder is a beneficial owner of our units, shares of common stock, rights or warrants who is, for U.S. federal income tax purposes, neither a U.S. Holder nor a partnership.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights or Warrants” below.

This withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights or Warrants” below), we may withhold up to 10% of any distribution to a Non-U.S. Holder.

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights or Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights or Warrants. Subject to the discussions below under “Non-U.S. Holders—Information Reporting and Backup Withholding” and “Non-U.S. Holders—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, which would include a dissolution and liquidation in the event we do not complete our initial business combination within 18 months from the closing of this offering (or 21 months, as applicable), rights or warrants (including an expiration or redemption of our warrants or expiration of our rights), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder);

•	the gain is realized by an individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, the gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a non-U.S. corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

An individual Non-U.S. Holder described in the second bullet above will be required to pay a flat 30% tax on the gain derived from the sale, exchange or other disposition, which tax may be offset by U.S.-source capital losses for the year, provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock, rights or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock, rights or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 10% of the amount realized upon such disposition. We cannot determine whether we will be a U.S. real property holding corporation in the future until we complete our initial business combination.

Redemption of Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s common stock pursuant to the redemption provisions described in this prospectus under “Description of Securities—Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s common stock, as described under “U.S. Holders—Redemption of Common Stock” above, and the consequences of the redemption to the Non-U.S. Holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights or Warrants,” as applicable.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends (including constructive dividends) and the proceeds from a sale or other disposition of our units, shares of common stock, rights and warrants. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements (for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8, as applicable). The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock, rights or warrants paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock, rights or warrants paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding obligations under FATCA generally apply to payments of dividends (including constructive dividends) on our common stock, rights or warrants, and under transition rules, are expected to apply to payments of gross proceeds from a sale or other disposition of our common stock, rights or warrants on or after January 1, 2019. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

We will not pay any additional amounts to holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, you may be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering units described in this prospectus in an underwritten offering in which Macquarie Capital (USA) Inc. is acting as representative of the underwriters named below. We have entered into an underwriting agreement with Macquarie Capital (USA) Inc., acting as representative of the underwriters named below, with respect to the units being offered. Subject to the terms and conditions stated in the underwriting agreement, each underwriter has severally agreed to purchase the respective number of shares of units set forth opposite its name below:

Name	Number of Units
Macquarie Capital (USA) Inc.	13,140,000
EarlyBirdCapital, Inc.	2,700,000
Cowen and Company, LLC	1,440,000
I-Bankers Securities, Inc.	720,000

Total	18,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase our units depends on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us are true and agreements have been performed;

•	there is no material adverse change in our business; and

•	we deliver customary closing documents.

Subject to these conditions, the underwriters are committed to purchase and pay for all units offered by this prospectus, if any such units are purchased. However, the underwriters are not obligated to take or pay for units covered by the underwriters’ over-allotment option described below, unless and until such option is exercised.

Over-Allotment Option

We have granted the underwriters an option, exercisable within 45 days after the date of this prospectus, to purchase up to an additional 15% of the offered amount, or 2,700,000 additional units offered to the public at the public offering price, less the underwriting discounts and commissions set forth below under “Discounts and Commissions” and on the cover page of this prospectus. We will be obligated to sell these units to the underwriters to the extent the over-allotment option is exercised. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with the sale of our units offered by this prospectus. If any units are purchased with this overallotment option, the underwriters will severally purchase the units in approximately the same proportion as shown in the table above and offer the additional units on the same terms as those on which the units are being offered.

Discounts and Commissions

The underwriters propose to offer the units directly to the public at the public offering price indicated on the cover page of this prospectus and to various dealers at that price less a concession not to exceed $0.12 per unit. After the initial offering of the units, the offering price and concession to dealers may be reduced by the underwriters. No reduction will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus. The units are offered by the underwriters as stated in this prospectus, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The table below shows per unit and total underwriting discounts and commissions that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option:

		Total
	Per Unit	No Exercise of the Over-Allotment Option	Full Exercise of the Over-Allotment Option
Public offering price	$10.00	$180,000,000	$207,000,000
Underwriting discounts and commissions payable by us(1)	$0.55	9,900,000	11,385,000
Proceeds to us, before expenses(1)	$9.45	170,100,000	195,615,000

(1)	Includes $0.35 per unit, or approximately $6,300,000 (or $7,785,000 if the over-allotment option is exercised in full) in deferred underwriting commissions payable to the underwriters to be placed in a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee as described herein. The deferred underwriting commissions will be released to the underwriters only on completion of our initial business combination, in an amount equal to $0.35 multiplied by the number of shares of common stock sold as part of the units in this offering, as described in this prospectus (or approximately $0.376 multiplied by the number of shares of common stock sold as part of the units in this offering if the underwriters’ over-allotment option is exercised in full). If the underwriters’ over-allotment option is exercised, the entire underwriting discounts and commissions of $0.55 per unit sold pursuant to the over-allotment option will be deferred and released to the underwriters only on completion of our initial business combination, such that if the over-allotment option is exercised in full a total of $7,785,000 of underwriting discounts and commissions would be deferred.

If we do not complete our initial business combination within 18 months from the closing date of this offering (or 21 months, as applicable), the trustee and the underwriters have agreed that they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest shall be net of taxes payable and net of up to $50,000 to pay dissolution expenses) to the public stockholders.

The underwriting discounts and commissions have been determined by negotiations between us and the representative and are a percentage of the offering price to the public. Among the factors considered in determining the discounts and commissions were the size of the offering, the nature of the security to be offered and the discounts and commissions charged in comparable transactions.

We estimate that our total expenses for this offering, exclusive of underwriting discounts and commissions, will be approximately $650,000, and are payable by us. We have agreed to pay all fees and expenses we incur in connection with this offering. We have also agreed to pay all expenses and application fees incurred in connection with any filing with, and clearance of this offering by, FINRA, in an amount up to $43,625. In addition, we have agreed to reimburse the underwriters up to $250,000 for their reasonable out-of-pocket expenses including but not limited to legal fees, due diligence expenses of up to $17,500 and road show expenses. The FINRA related payment and such reimbursements are deemed to be underwriting compensation by FINRA.

Warrants Upon Conversion of Working Capital Loans

The warrants that may be issued upon conversion of the working capital loans, if any, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters and their affiliates (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days from the date of this prospectus. Pursuant to FINRA Rule 5110 (f)(2)(G), these warrants will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part.

Indemnity

We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

No Sales of Similar Securities

We, our initial stockholders and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Macquarie Capital (USA) Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, rights, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock subject to certain exceptions. Macquarie Capital (USA) Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our initial stockholders and our officers and directors are also subject to separate transfer restrictions on their founder shares and private placement warrants pursuant to the letter agreements as described herein.

Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (a) one year after the completion of our initial business combination or (b) if, subsequent to our initial business combination, (x) the last reported closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, except with respect to permitted transferees as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants.”

The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”).

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids:

•	Stabilizing transactions permit bids to purchase units so long as the stabilizing bids do not exceed a specified minimum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the units while the offering is in progress.

•	Over-allotment transactions involve sales of units in excess of the number of units the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the option to purchase additional units. In a naked short position, the number of units involved is greater than the number of units in the option to purchase additional units.

•

Syndicate covering transactions involve purchases of units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared with the price at which they may purchase units through exercise of the option to purchase additional shares. If the underwriters sell more shares than could be covered by exercise of the option to purchase additional units and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the units in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the units originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our units. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and if commenced, may be discontinued by the underwriters at any time.

Market for the Securities

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, common stock, rights or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock, rights or public warrants will develop and continue after this offering.

Passive Market Making

In connection with this offering, the underwriters and selected dealers who are qualified market makers on the Nasdaq Capital Market, if any, may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Securities Act. Rule 103 permits passive market making activity by the participants in our offering. Passive market making may occur before the pricing of our offering, or before the commencement of offers or sales of our units. Each passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the units during a specified period and must be discontinued when that limit is reached. The underwriters and other dealers are not required to engage in passive market making and may end passive market making activities at any time.

Our Relationship with the Underwriters

Except as described below, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

We have granted Macquarie Capital (USA) Inc., an affiliate of our sponsor (and an underwriter in this offering), a right of first refusal for a period of 36 months from the closing date of this offering to provide to us certain financial advisory, underwriting, capital raising and other services for which it may receive fees. The amount of fees we pay to Macquarie Capital (USA) Inc. will be based upon the prevailing market for similar services rendered by global full-service investment banks for such transactions at such time, and will be subject to the review of our Audit Committee pursuant to the Audit Committee’s policies and procedures relating to transactions that may present conflicts of interest.

Certain of the underwriters and their affiliates have performed and may continue to perform investment banking and financial advisory services for us, our affiliates and/or other entities affiliated with members of our management team in the ordinary course of its business, and may have received, and may continue to receive, compensation for such services.

In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the accounts of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Conflicts of Interest

An affiliate of Macquarie Capital (USA) Inc., an underwriter in this offering, may be deemed to beneficially own more than 10% of our outstanding common stock. As a result, Macquarie Capital (USA) Inc. is deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority.

Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121. Rule 5121 requires that a “qualified independent underwriter,” as defined in Rule 5121, participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. I-Bankers Securities, Inc. has agreed to act as a “qualified independent underwriter” for this offering. I-Bankers Securities, Inc. will not receive any additional compensation for acting as a qualified independent underwriter. We have agreed to indemnify I-Bankers Securities, Inc. against certain liabilities incurred in connection with acting as a “qualified independent underwriter,” including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

Selling Restrictions

No action has been or will be taken by us or by any underwriter in any jurisdiction except in the United States that would permit a public offering of our units, or the possession, circulation or distribution of a prospectus or any other material relating to us and our units in any country or jurisdiction where action for that purpose is required. Accordingly, our units may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with this offering may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of units to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant manager or managers nominated by the Issuer for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

Provided that no such offer of units referred to above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, or the FSMA) received by it in connection with the issue or sale of the units in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our units in, from or otherwise involving the United Kingdom.

France

The prospectus (including any amendment, supplement or replacement thereto) have not been prepared in connection with the offering of our units that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; none of our units have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors, or Permitted Investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in article D. 341-1 of the French Code Monétaire et Financier and belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Article L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier; none of this prospectus or any other materials related to the offer or information contained therein relating to our units has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of our units acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Switzerland

Our units may not and will not be publicly offered, distributed or re-distributed on a professional basis in or from Switzerland, and neither this prospectus nor any other solicitation for investments in our units may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Article 652a of the Swiss Code of Obligations. This prospectus may not be copied, reproduced, distributed or passed on to others without the underwriters’ prior written consent. This prospectus is not a prospectus within the meaning of Article 652a of the Swiss Code of Obligations or a listing prospectus according to Article 27 et seq. of the Listing Rules of the SIX Swiss Exchange and may not comply with the information standards required thereunder. We will not apply for a listing of our units on any Swiss stock exchange or other Swiss regulated market and this prospectus may not comply with the information required under the relevant listing rules. Our units have not been and will not be approved by any Swiss regulatory authority. The Company is not a foreign collective investment scheme pursuant to the Swiss Collective Investment Schemes Act of 23 June 2006, as amended (“CISA”). Accordingly, the Company has not been and will not be registered with the Swiss Financial Market Supervisory Authority FINMA.

This prospectus is being communicated in Switzerland to a small number of selected investors only. Each copy of this document is addressed to a specifically named recipient and may not be passed on to third parties. The units are not being offered to the public in or from Switzerland, and neither this prospectus, nor any other offering materials relating to the units may be distributed in connection with any such public offering.

Italy

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of this prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

The prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive, the provisions under the heading “Selling Restrictions—European Economic Area” above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Germany

The units will not be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz) of June 22, 2005, as amended, or any other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

The Netherlands

The units may not be offered, sold, transferred or delivered, in or from the Netherlands, as part of the initial distribution or as part of any reoffering, and neither this prospectus supplement nor any other document in respect of the offering may be distributed in or from the Netherlands, other than to qualified investors as defined in the Prospectus Directive, provided that these parties acquire the units for their own account or that of another qualified investor, in which case, it must be made clear upon making the offer and from any documents or advertisements in which a forthcoming offering of the units is publicly announced that the offer is exclusively made to such qualified investors.

China

This prospectus has not been and will not be circulated or distributed in the People’s Republic of China (“China”), and units may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Hong Kong

The units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (1) to “professional investors” as defined in Part I of Schedule I to the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder; or (2) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous

Provisions) Ordinance; and no advertisement, invitation or document relating to the units has been issued or may be issued or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The solicitation of units has not been and will not be registered under the Financial Instrument and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEL”) and the underwriters or we have not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell the units in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws and regulations of Japan.

Singapore

This prospectus has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person, which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor pursuant to Section 274 of the SFA or to a relevant person pursuant to Section 275(1) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Australia

No prospectus, disclosure document, offering material or advertisement in relation to the units has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of units within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus supplement or any other prospectus, disclosure document, offering material or advertisement relating to the units in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the U.S. dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7.9 of the Corporations Act 2001 (CTH) of Australia; and (ii) such action complies with all applicable laws and regulations.

Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Jones Day, Atlanta, Georgia, will pass upon certain legal matters for us in connection with the securities offered by this prospectus. Greenberg Traurig, LLP, New York, New York, will represent the underwriters in this offering.

EXPERTS

The financial statements of Modern Media Acquisition Corp. (formerly known as M Acquisition Company I LLC) as of March 31, 2016 and 2015 and for the year ended March 31, 2016 and for the period from June 9, 2014 (inception) to March 31, 2015, appearing in this prospectus, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of WithumSmith+Brown, PC as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this initial public offering, we will be required to file annual, quarterly and current event reports, proxy statements and other information with the SEC pursuant to the Exchange Act. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Modern Media Acquisition Corp.

We have audited the accompanying balance sheets of Modern Media Acquisition Corp. (formerly known as M Acquisition Company I LLC) (the “Company”) as of March 31, 2016 and 2015 and the related statements of operations, changes in member’s equity and cash flows for the year ended March 31, 2016 and for the period from June 9, 2014 (inception) to March 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Modern Media Acquisition Corp. (formerly known as M Acquisition Company I LLC) as of March 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended March 31, 2016 and for the period from June 9, 2014 (inception) to March 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

/s/ WithumSmith+Brown, PC

Morristown, New Jersey

May 11, 2017

MODERN MEDIA ACQUISITION CORP

(formerly known as M Acquisition Company I LLC)

BALANCE SHEETS

	December 31, 2016	March 31, 2016	March 31, 2015
	Unaudited	Audited	Audited
ASSETS
Current asset – cash	$22,336	$23,275	$24,462

Total Assets	$22,336	$23,275	$24,462

LIABILITIES AND MEMBER’S EQUITY
Current liabilities – accrued expenses	$1,000	$1,000	$1,000

Total Current Liabilities	1,000	1,000	1,000

Commitments
Member’s Equity	21,336	22,275	23,462

TOTAL LIABILITIES AND MEMBER’S EQUITY	$22,336	$23,275	$24,462

The accompanying notes are an integral part of the financial statements.

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

STATEMENTS OF OPERATIONS

	Nine Months Ended December 31, 2016	Year Ended March 31, 2016	June 9, 2014 (inception) Through March 31, 2015
	Unaudited	Audited	Audited
Formation and operating costs	$939	$1,187	$1,538

Net loss	$(939)	$(1,187)	$(1,538)

Basic and diluted net loss per unit:
Weighted average units outstanding, basic and diluted	100	100	100

Basic and diluted net loss per unit	$(9.39)	$(11.87)	$(15.38)

Pro forma computation of basic and diluted net loss per common share related to the conversion to a C Corporation, stock split, surrender and dividend (and related surrender) of Founder Shares
Weighted average shares outstanding, basic and diluted (1)	4,500,000	4,500,000	4,500,000

Unaudited pro forma basic and diluted net loss per common share	$(0.00)	$(0.00)	$(0.00)

(1)	Excludes 675,000 of the Sponsor’s (as defined in the notes to financial statements) Founder Shares that are subject to forfeiture depending on the extent to which the over-allotment option granted to the underwriters in the Proposed Offering (as defined in the notes to financial statements) is exercised, if at all (Note 7).

The accompanying notes are an integral part of the financial statements.

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

STATEMENTS OF CHANGES IN MEMBER’S EQUITY

	Member’s Equity		Common Stock(1)		Additional Paid in	Accumulated Deficit	Total Member’s Equity
	Units	Amount	Shares	Amount	Capital
Balance – June 9, 2014 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of member units	100	25,000	—	—	—	—	25,000
Net loss	—	—	—	—	—	(1,538)	(1,538)

Balance – March 31, 2015 (audited)	100	$25,000	—	$—	$—	$(1,538)	$23,462
Net loss	—	—	—	—	—	(1,187)	(1,187)

Balance – March 31, 2016 (audited)	100	$25,000	—	$—	$—	$(2,725)	$22,275
Net loss	—	—	—	—	—	(939)	(939)

Balance – December 31, 2016 (unaudited)	100	$25,000	—	$—	$—	$(3,664)	$21,336

Pro forma computation of stockholders’ equity related to conversion to a C Corporation, stock split, surrender and dividend (and related surrender) of Founder Shares:
Issuance of common stock to initial stockholder (1)	(100)	(25,000)	5,175,000	517	24,483	—	—

Unaudited pro forma balance – December 31, 2016	—	$—	5,175,000	$517	$24,483	$(3,664)	$21,336

(1)	Includes 675,000 of the Sponsor’s Founder Shares that are subject to forfeiture depending on the extent to which the overallotment option granted to the underwriters in the Proposed Offering is exercised, if at all (Note 7).

The accompanying notes are an integral part of the financial statements.

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

STATEMENTS OF CASH FLOWS

	Nine Months Ended December 31, 2016	Year Ended March 31, 2016	June 9, 2014 (inception) Through March 31, 2015
	Unaudited	Audited	Audited
Cash Flows from Operating Activities:
Net loss	$(939)	$(1,187)	$(1,538)
Adjustments to reconcile net loss to net cash used in operating activities:

Accrued expenses	—	—	1,000

Net cash used in operating activities	(939)	(1,187)	(538)

Cash Flows from Financing Activities:
Proceeds from issuance of member units	—	—	25,000

Net cash provided by financing activities	—	—	25,000

Net change in cash	(939)	(1,187)	24,462
Cash – Beginning	23,275	24,462	—

Cash – Ending	$22,336	$23,275	$24,462

The accompanying notes are an integral part of the financial statements.

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Modern Media Acquisition Corp. (formerly known as M Acquisition Company I LLC) (the “Company”) was initially formed as a Delaware limited liability company on June 9, 2014 under the name of M Acquisition Company I LLC. On January 3, 2017, the Company converted from a limited liability company to a Delaware C Corporation and changed its name to Modern Media Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or similar business combination with one or more businesses that the Company has not yet identified (a “Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date.

At December 31, 2016, the Company had not yet commenced operations. All activity through December 31, 2016 relates to the Company’s formation and the Proposed Offering (as defined below). The Company’s fiscal year end is March 31.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 18,000,000 units at $10.00 per unit (or 20,700,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”), which is discussed in Note 3 (the “Proposed Offering”) and the sale of 7,050,000 warrants (or 7,320,000 warrants if the underwriters’ over-allotment option is exercised in full), each to purchase one share of the Company’s common stock (“Private Placement Warrants”), at a price of $1.00 per warrant in a private placement to Modern Media Sponsor LLC (the “Sponsor”) that will close simultaneously with the closing of the Proposed Offering. The Company intends to list the Units on the Nasdaq Capital Market (“NASDAQ”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. NASDAQ rules provide that the Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding any deferred underwriting commissions and taxes payable on interest earned on the funds held in the Trust Account) at the time of the signing a definitive agreement in connection with a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $181,800,000 (or $209,070,000 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from the Proposed Offering and the sale of the Private Placement Warrants will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their shares included in the Units sold in the Proposed Offering (the “Public Shares”) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. Except as

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

discussed below, the stockholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the completion of the Company’s Business Combination, including interest earned on the Trust Account deposits (which interest shall be net of taxes payable), divided by the number of then-outstanding Public Shares, subject to the limitations described in the prospectus. The amount in the Trust Account is initially anticipated to be approximately $10.10 per public share. The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such completion of a Business Combination and a majority of the outstanding shares voted are voted in favor of the Business Combination. However, a greater net tangible asset or cash requirement may be contained in the agreement relating to the Company’s Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Second Amended and Restated Certificate of Incorporation, undertake a redemption offer pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules and file proxy materials with the SEC. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s Founder Shares (as defined in Note 5) (the “Initial Stockholders”) have agreed to vote their Founder Shares and any Public Shares purchased by them during or after the Proposed Offering in favor of a Business Combination.

The Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they may acquire (i) in connection with the completion of a Business Combination, (ii) in connection with a stockholder vote to amend the Company’s Second Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete a Business Combination within the Combination Period (as defined below), unless the Company provides the public stockholders with the opportunity to redeem their shares of common stock in conjunction with any such amendment, and (with respect to its Founder Shares only) (iii) if the Company fails to complete a Business Combination within the Combination Period and upon the Company’s liquidation (although the Initial Stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete its Business Combination). The Company’s directors and officers have similarly agreed to waive their redemption rights with respect to any Public Shares they may acquire.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of its Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Second Amended and Restated Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its Public Shares with respect to an aggregate of 20.0% or more of the shares to be sold in the Proposed Offering without the Company’s consent. However, there will be no restriction on the Company’s stockholders’ ability to vote all of their Public Shares for or against a Business Combination.

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

The Company will have 18 months from the closing of the Proposed Offering to complete a Business Combination (or 21 months from the closing of the Proposed Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 18 months from the closing of the Proposed Offering but has not completed the Business Combination within such 18 month period (the “Combination Period”)). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account deposits (which interest shall be net of taxes payable and less up to $50,000 to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish the Company’s public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders or management team acquire any Public Shares in or after the Proposed Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.10 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Company will enter into an agreement with the Sponsor (the “Indemnifier”), pursuant to which the Indemnifier will agree to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a Business Combination, reduce the amount of funds in the Trust Account below a specified threshold. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Indemnifier will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Indemnifier will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), management has determined that the Company has access to funds from the Sponsor entity that are sufficient to fund the working capital needs of the Company until the earlier of the completion of the Proposed Offering or one year from the date of issuance of these financial statements.

The accompanying unaudited financial statements as of and for the nine months ended December 31, 2016 have been prepared in accordance with U.S. GAAP for interim financial information and Article 8 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the nine months ended December 31, 2016 are not necessarily indicative of the results that may be expected for the year ending March 31, 2017.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2016, March 31, 2016 or March 31, 2015.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations. The Company did not have any deferred offering costs as of December 31, 2016, March 31, 2016 or March 31, 2015.

Income taxes

At the balance sheet dates, the Company was a limited liability company, whereby the Company is treated as a partnership for tax purposes and income or loss is required to be reported by the member in its separate tax return. Therefore, no provision for income taxes has been made in the accompanying financial statements.

Pro forma income taxes – Effective January 3, 2017, the Company’s results of operations are taxed as a C Corporation. Had the Company been subject to federal and state income taxes for all periods presented, the Company determined that the provision for income taxes would have been insignificant due to Company’s immaterial net losses for each of the periods presented in the statement of operations, and, accordingly, the Company did not present pro forma income tax disclosures in the accompanying statements of operations for these periods to illustrate what the Company’s net loss would have been had the income taxes been provided for as though the Company were subject to taxes as a C Corporation.

Net loss per unit

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net loss per unit is computed by dividing net loss by the weighted average number of units outstanding for the period. At December 31, 2016, March 31, 2016 and March 31, 2015, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into units and then share in the earnings (losses) of the Company. As a result, diluted loss per unit is the same as basic loss per unit for the periods presented.

Pro forma net loss per common share – Pro forma net loss per common share is computed by dividing net loss by the pro forma weighted average number of common shares outstanding for the period, excluding Founder Shares subject to forfeiture in connection with the Proposed Offering. The pro forma weighted average number of common shares outstanding was reduced to account for the 675,000 Founder Shares that are subject to forfeiture by the Sponsor if the over-allotment option is not exercised by the underwriters (Note 7). At December 31, 2016, March 31, 2016 and March 31, 2015, on a pro forma basis, the Company did not have any dilutive securities or

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, pro forma diluted loss per common share is the same as pro forma basic loss per common share for the periods presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2016, March 31, 2016 and March 31, 2015, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently issued accounting standards

In August 2014, the FASB issued ASU 2014-15, which provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company early adopted the methodologies prescribed by ASU 2014-15, as presented in the “Basis of presentation” above.

3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 18,000,000 units, (or 20,700,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of the Company’s common stock, one right (“Public Right”) and one-half of one warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of common stock upon consummation of a Business Combination (see Note 7). Each whole Public Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (Note 7).

4. PRIVATE PLACEMENT

In connection with the Proposed Offering, the Sponsor has committed to purchase an aggregate of 7,050,000 Private Placement Warrants (or 7,320,000 Private Placement Warrants, an additional 270,000 Private Placement Warrants, if the underwriters’ over-allotment option is exercised in full, the amount necessary to maintain the Trust Account at $10.10 per Unit sold in the Proposed Offering) at $1.00 per warrant ($7,050,000 in the aggregate, or $7,320,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of the Proposed Offering. Each Private Placement Warrant will be exercisable to purchase one share of the Company’s common stock at $11.50 per share. The proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Offering to be held in the Trust

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

Account. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the required redemption of the Company’s Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

5. RELATED PARTY TRANSACTIONS

Founder Shares

In June 2014, the Company was formed by MIHI LLC (“MIHI”), at which point MIHI paid an aggregate purchase price of $25,000, or approximately $250.00 per share, for its ownership interest in the Company. Prior to this initial investment, the Company had no assets, tangible or intangible. In January 2017, MIHI transferred its ownership interest in the Company, consisting of 100 shares of the Company’s common stock, to the Sponsor for no consideration. The per share price for the common stock was determined by dividing the amount initially contributed to the Company by the number of common stock issued. On February 15, 2017, the Company completed a 71,875 to one stock split of its common stock and, as a result, 7,187,500 shares of the Company’s common stock were outstanding (the “Founder Shares”). The Sponsor subsequently sold certain of such shares to certain of the Company’s officers and/or directors, and thereafter, the Sponsor surrendered 2,875,000 Founder Shares to the Company for no consideration. On May 11, 2017, the Company declared and paid to its stockholders a stock dividend of approximately 0.20475 shares for each share then held. As a result thereof, the total number of Founder Shares outstanding increased from 4,312,500 to 5,175,000 and the number of Founder Shares held by the Sponsor increased from 4,212,500 to 5,075,000. All other stockholders surrendered to us for no consideration the shares received by them pursuant to the stock dividend. Up to 675,000 of the Sponsor’s Founder Shares will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, if at all. The number of Founder Shares issued in the stock split was determined based on the expectation that the total size of the Proposed Offering would be a maximum of 20,700,000 Units if the underwriters’ over-allotment option was exercised in full, and therefore that such Founder Shares would represent 20% of the issued and outstanding shares of common stock after the Proposed Offering. If the Company increases or decreases the size of the Proposed Offering, the Company will effect a stock dividend or share contribution (or other similar action) back to capital, as applicable, immediately prior to the completion of the Proposed Offering in such amount as to maintain the Founder Shares at a number equal to 20% of the issued and outstanding common stock after the Proposed Offering.

The holders of Founder Shares have agreed not to transfer, assign or sell any of their Founder Shares (except to certain permitted transferees) until the earlier of one year after the completion of a Business Combination or earlier if, subsequent to a Business Combination, (i) the last reported closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subject to certain limited exceptions (the “Lock-Up Period”).

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

Promissory Note — Related Party

On January 23, 2017, the Company entered into an agreement with the Sponsor pursuant to which the Sponsor may loan the Company up to an aggregate of $650,000 to be used for the payment of costs related to the Proposed Offering (Note 8). These loans are non-interest bearing, unsecured and due on the earlier of June 30, 2017 or the completion of the Proposed Offering. The Company intends to repay the loan from the proceeds of the Proposed Offering not being placed in the Trust Account. As of May 11, 2017, $350,000 was outstanding under these loans.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, prior to or on the effective date of the closing of the Proposed Offering, the Sponsor will agree to commit to loan the Company up to an aggregate of $500,000 to be provided to the Company in the event that funds held outside of the Trust Account are insufficient to fund expenses relating to investigating and selecting a target business and other working capital requirements after the Proposed Offering and prior to a Business Combination and (ii) the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company any additional funds as may be required (“Working Capital Loans”), which will be repaid only upon the completion of a Business Combination. If the Company does not complete a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Working Capital Loans; however, no proceeds from the Trust Account may be used for such repayment. Up to $1,000,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants with respect to exercise price and exercisability.

6. COMMITMENTS & CONTINGENCIES

Registration Rights

The holders of the Founder Shares and Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, and their respective permitted transferees (and any shares of common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of these securities are entitled to make up to three demands, in the case of the Founder Shares and the Private Placement Warrants (and any shares of common stock issuable upon the exercise of the Private Placement Warrants), excluding short form demands, and one demand, in the case of the warrants that may be issued upon the conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of such warrants), that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to other registration statements filed by the Company and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of any applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 2,700,000 additional Units to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $3,600,000 in the aggregate, payable upon the closing of the Proposed Offering. In addition, the underwriters will be entitled to a deferred fee of (i) $0.35 per Unit, or $6,300,000 in the aggregate, excluding any amounts raised pursuant to the over-allotment option, and (ii) $0.38 per Unit, or $7,785,000 in the aggregate pursuant to the over-allotment option. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Right of First Refusal

The Company intends to grant Macquarie Capital (USA) Inc., an affiliate of the Sponsor and an underwriter of the Proposed Offering, a right of first refusal for a period of 36 months from the closing date of the Proposed Offering to provide to the Company certain financial advisory, underwriting, capital raising, and other services for which they may receive fees. Macquarie Capital (USA) Inc. has not been retained as of the filing date of these financial statements, therefore the Company is not able to quantify the fees for any such engagement. No funds will be paid out of the Trust Fund to fund any such payments and it is not expected that any fees would be paid prior to the completion of a Business Combination. The actual amount of fees to be paid will vary significantly based on the size of any transaction and the extent to which other investments banks are involved.

7. MEMBER’S EQUITY

As of December 31, 2016, March 31, 2016 and March 31, 2015, there were 100 member units issued and outstanding.

On January 3, 2017, the Company converted from a limited liability company to a C Corporation pursuant to which the Company was authorized to issue 1,000 shares of common stock with a par value of $0.01 per share. On January 3, 2017, the Company’s 100 member units were converted into 100 shares of the Company’s common stock.

In connection with the Proposed Offering, the Company will file a Second Amended and Restated Certificate of Incorporation pursuant to which the Company will have the following authorized shares of stock:

Preferred Stock — The Company will be authorized to issue a certain number of shares of preferred stock in one or more series, with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors.

Common Stock — The Company will be authorized to issue a certain number of shares of common stock with a par value of $0.0001 (Note 8). Holders of the Company’s common stock will be entitled to one vote for each common share. Of the shares of common stock expected to be issued and outstanding, 675,000 of the Sponsor’s Founder Shares will be subject to forfeiture to the extent that the underwriter’s over-allotment option in the Proposed Offering is not exercised in full so that the holders of Founder Shares will own 20% of the issued and outstanding shares immediately after the Proposed Offering (assuming the holders of Founder Shares do not purchase any Public Shares in the Proposed Offering).

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

Rights — Each holder of a Public Right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such Public Right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the Public Rights. No additional consideration will be required to be paid by a holder of Public Rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a Public Right will be required to affirmatively covert its Public Rights in order to receive 1/10 share underlying each Public Right (without paying additional consideration). The shares issuable upon exchange of the Public Rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the Public Rights. Accordingly, the Public Rights may expire worthless.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if the Company’s common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under the Securities Act, the Company, at its option, may require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon the Company’s redemption or liquidation.

The Private Placement Warrants will be identical to the Public Warrants, except that the Private Placement Warrants and the shares of common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last reported closing price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on a the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

•	If, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and a current prospectus relating to those shares of common stock is available throughout the 30-day trading period referred to above.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as will be described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to May 11, 2017, the date that the financial statements were available to be issued. As noted above, on January 3, 2017, (i) the Company converted from a Delaware limited liability company to a Delaware C Corporation, (ii) the Company changed its name to Modern Media Acquisition Corp., (iii) the Company converted its 100 member units into 100 shares of common stock and (iv) MIHI transferred the Company’s common stock to the Sponsor.

On January 23, 2017, the Company entered into a promissory note with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to $650,000 to be used for the payment of costs related to the Proposed Offering. These loans are non-interest bearing, unsecured and due on the earlier of June 30, 2017 or the completion of the Proposed Offering. The Company intends to repay the loans from the proceeds of the Proposed Offering not being placed in the Trust Account. As of May 11, 2017, $350,000 was outstanding under these loans.

MODERN MEDIA ACQUISITION CORP.

(formerly known as M Acquisition Company I LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (unaudited),

YEAR ENDED MARCH 31, 2016 (audited)

AND THE PERIOD FROM JUNE 9, 2014 (INCEPTION) THROUGH MARCH 31, 2015 (audited)

On February 15, 2017, the Company amended and restated its certificate of incorporation and, pursuant thereto, the Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of undesignated preferred stock.

In addition, on February 15, 2017, the Company effected a 71,875 to one stock split of its common stock. Thereafter, the Sponsor surrendered 2,875,000 Founder Shares to the Company for no consideration. On May 11, 2017, the Company declared and paid to its stockholders a stock dividend of approximately 0.20475 shares for each share then held. As a result thereof, the total number of Founder Shares outstanding increased from 4,312,500 to 5,175,000 and the number of Founder Shares held by the Sponsor increased from 4,212,500 to 5,075,000. All other stockholders surrendered to us for no consideration the shares received by them pursuant to the stock dividend. As a result, 5,175,000 Founder Shares are outstanding.

$180,000,000

MODERN MEDIA ACQUISITION CORP.

18,000,000 Units

Prospectus

Macquarie Capital

EarlyBirdCapital, Inc.

Cowen and Company

I-Bankers Securities, Inc.

May 11, 2017

Until June 6, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.